Exhibit 10.12

OFFICE LEASE

SUNNYVALE CITY CENTER

SPF MATHILDA, LLC,

a Delaware limited liability company,

as Landlord,

and

CROWDSTRIKE, INC.,

a Delaware corporation,

as Tenant.

EXHIBITS

A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
C	FORM OF NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	FORM OF TENANT’S ESTOPPEL CERTIFICATE
F	FORM OF LETTER OF CREDIT
G-1	SUITE 300 FIRST OFFER SPACE
G-2	SUITE 302 FIRST OFFER SPACE

i

INDEX

Page(s)

Additional Notice	15
Additional Rent	7
Alterations	16
Approved Construction Documents	4
Architect/Space Planner	3
Bank’s Credit Rating Threshold	33
Bankruptcy Code	33
Base Rent	6
Brokers	44
Building	1
Building Common Areas,	1
Building Direct Expenses	7
Building Hours	13
Building Operating Expenses	7
Building Tax Expenses	7
City Parking Access Area	40
City Parking Rights	40
Code	47, 1
Common Areas	1
Comparable Buildings	1
Comparable Transactions	4
Concessions	4
Construction Budget	5
Construction Documents	3
Construction Rules, Requirements, Specifications, Design Criteria and Building Standards	3
Contemplated Effective Date	27
Contemplated Transfer Space	27
Contract	4
Contractor	4
Cost Pools	11
Damage Termination Date	24
Damage Termination Notice	24
Direct Expenses	7
Eligibility Period	15
Engineers	3
Estimate	12
Estimate Statement	12
Estimated Direct Expenses	12
Excess	12
Expense Year	7
Extension Option	4
Final Close Out Package	3
Final Construction Documents	3
Final Space Plan	3
Final TI Allowance Reimbursement	2
Fitness Center	47
Fitness Center Users	47
Force Majeure	42
Holidays	13
HVAC	13
Identification Requirements	46

Page(s)

Initial Notice	15
Intention to Transfer Notice	27
JPMIMI	22
Landlord	1
Landlord Coordination Fee	7
Landlord Default	15
Landlord Parties	20
Landlord Repair Notice	23
L-C	33
L-C Amount	33
L-C Draw Event	33
L-C Expiration Date	33
L-C FDIC Replacement Notice	34
Lease	1
Lease Commencement Date	3
Lease Expiration Date	3
Lease Term	3
Lease Year	3
Lines	45
Mail	43
Management Fee Cap	9
Nine Month Period	28
Notice of Lease Term Dates	3
Notices	43
Operating Expenses	7
Option Exercise Notice	5
Option Rent	4
Option Rent Notice	5
Option Term	4
Original Improvements	21
Other Improvements	45
Outside Agreement Date	5
Over-Allowance Amount	5
Permits	4
Premises	1
Project,	1
Proposition 13	10
Regulations	47
Renovations	45
Rent	7
Rent Abatement Period	6
Security Deposit Laws	36
Statement	11
Subject Space	26
Submittal Date	2
Suite 304 Rent Abatement	6
Suite 306 Rent Abatement	6
Summary	1
Tax Expenses	10
Tenant	1
Tenant Energy Use Disclosure	14
Tenant Improvement Allowance Items	1
Tenant Improvements	1
Tenant Parties	21

Page(s)

Tenant Work Letter	1
Tenant’s Agents	4
Tenant’s Share	11
Transfer Notice	26
Transferee	26
Underlying Documents	8

SUNNYVALE CITY CENTER

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”) below, is made by and between SPF MATHILDA, LLC, a Delaware limited liability company (“Landlord”), and CROWDSTRIKE, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION

1. Date:		April 4, 2017

2. Premises (Article 1).

2.1 Building:		150 Mathilda Place, Sunnyvale, California

2.2 Premises:

Approximately 10,893 rentable square feet of space located on the third (3rd) floor of the Building, consisting of (i) 2,934 rentable square feet in Suite 304 (“Suite 304”) and (ii) 7,959 rentable square feet in Suite 306 (“Suite 306”), as further set forth in Exhibit A to the Lease.

3. Lease Term (Article 2).

3.1 Length of Term:		Sixty (60) full calendar months following the Lease Commencement Date.

3.2 Delivery Date:

The business day immediately following the mutual execution and delivery of this Lease.  The period from the Delivery Date through the date immediately before the Lease Commencement Date is referred to herein as the “Suite 306 Build-Out Period”.

3.3 Lease Commencement Date:		The earlier to occur of (i) the date upon which Tenant first commences to conduct business in Suite 306, or (ii) the date which is sixty (60) days following the date of this Lease.

3.4 Lease Expiration Date:		The later to occur of (i) the expiration of the sixtieth (60th) full calendar month following the Lease Commencement Date, or (ii) April 30, 2022.

4. Base Rent (Article 3):

Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot
Lease Month 1– 12*	$758,152.80	$63,179.40	$5.80
Lease Month 13 – 24	$780,897.36	$65,074.78	$5.97
Lease Month 25 – 36	$804,324.24	$67,027.02	$6.15
Lease Month 37 – 48	$828,453.96	$69,037.83	$6.34
Lease Month 49 – Lease Expiration Date	$853,307.52	$71,108.96	$6.53

*Subject to abatement pursuant to Section 3.3 below.

“Lease Month 1” shall commence on the Lease Commencement Date and end on the last day of the first full calendar month thereafter, and each subsequent Lease Month shall be the calendar month commencing on the day after the expiration of the prior Lease Month.

5. Intentionally Omitted

6. Tenant’s Share (Article 4):	Approximately 8.1280%.

7. Permitted Use (Article 5):	General office and administrative support use consistent with a first-class office building in conformity with the municipal requirements of the City of Sunnyvale.

8. Letter of Credit (Article 21):	$401,954.70, subject to reduction to pursuant to Section 21.3.1 below.

9. Parking Pass Ratio (Article 28):	2.86 unreserved parking passes for every 1,000 rentable square feet of the Premises, subject to the terms of Article 28 of the Lease.

10. Address of Tenant (Section 29.18):	Crowdstrike, Inc. 150 Mathilda Place, Suite 300 Sunnyvale, California Attention: Lease Administration

11. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12. Broker(s) (Section 29.24):	Representing Landlord: Cushman & Wakefield and CBRE, Inc. Representing Tenant: Jones Lang LaSalle

13. Tenant Improvement Allowance (Exhibit B):	$283,218.00.

2

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1          Premises, Building, Project and Common Areas.

1.1.1       The Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”).  The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary.  The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2 below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3 below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2 below.  Landlord shall cause those portions of the Building systems located within and exclusively serving the Premises to be, as of the Delivery Date, in good working order and condition; provided, however, that the foregoing shall not imply any representation or warranty as to the useful life of such systems.  Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter.  The failure of Tenant to give notice to Landlord of any defect in the condition of the Premises or the Building systems, as required by this Section, on or before the Lease Commencement Date shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.

1.1.2       The Building and The Project.  The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”).  The Building is part of an office project known as “Sunnyvale City Center.”  The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) the other office buildings located adjacent to the Building and the land upon which such adjacent office building is located, and (iv) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

1.1.3       Common Areas.  Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”).  The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.”  The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord.  The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord.  The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord, provided that Landlord shall maintain and operate the same in a manner consistent with that of other Class A, mid-rise office buildings in the downtown areas of Sunnyvale, Palo Alto and Mountain View, California, which buildings are comparable in quality of appearance, services, and amenities (the “Comparable Buildings”) and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time.  Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas.

1.2          Rentable Square Feet of Premises.  For purposes of this Lease, “rentable square feet” of the Premises shall be deemed as set forth in Section 2.2 of the Summary and shall not be subject to remeasurement or modification.

1.3          Right of First Offer.  Landlord hereby grants to the Tenant originally named in this Lease (the “Original Tenant”) a one-time right of first offer (the “Right of First Offer”) with respect to (i) that certain space on the third (3rd) floor of the Building containing approximately 6,657 rentable square feet known as Suite 300 and depicted on Exhibit G-1 attached hereto, and (ii) that certain space on the third (3rd) floor of the Building containing approximately 5,113 rentable square feet known as Suite 302 and depicted on Exhibit G-2 attached hereto (the “First Offer Space”), subject to this Section 1.3.  Notwithstanding the foregoing, the Right of First Offer shall commence with respect to any portion of the First Offer Space only following the expiration or sooner termination of any then-existing lease of such portion of the First Offer Space entered into by Landlord prior to the date of this Lease (including renewals, and irrespective of whether any such renewal is pursuant to an express written provision in such tenant’s lease or whether such renewal is effectuated by a lease amendment or a new lease of the First Offer Space, and such Right of First Offer shall be subordinate to all rights with respect to the First Offer Space which are set forth in leases of space in the Building entered into by Landlord prior to the date of this Lease), including any renewal, extension or expansion rights (including, but not limited to, must-take, right of first offer, right of first negotiation, right of first refusal, expansion option and other similar rights) set forth in such leases, regardless of whether such renewal, extension or expansion rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease (all such tenants under such leases are collectively referred to herein as the “Superior Right Holders”).  Tenant’s Right of First Offer shall be on the terms and conditions set forth in this Section 1.3.

1.3.1       Procedure for Offer.  Landlord shall provide Tenant with written notice (a “First Offer Notice”) from time to time promptly when any First Offer Space becomes Available for Lease.  As used herein, any particular First Offer Space shall be deemed to be “Available For Lease” if and only if (A) such space is vacant or Landlord (in its sole discretion) is prepared to offer such space for lease to a third party, and (B) such space is not subject to the rights of any Superior Rights Holders and is not otherwise exempt from offer to Tenant pursuant to the terms of this Section 1.3.  The space described in a First Offer Notice is referred to herein as “Offer Space”.  The First Offer Notice shall describe the Offer Space, the anticipated date of availability of the applicable Offer Space (the “ROFO Target Delivery Date”), and shall set forth Landlord’s proposed First Offer Rent (defined in Section 1.3.3 below) (the “Proposed First Offer Rent”), the proposed lease term, and the other economic terms, including the First Offer Rent upon which Landlord is willing to lease such space to Tenant.  Pursuant to such First Offer Notice, Landlord shall offer to lease the available Offer Space to Tenant.

1.3.2       Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s Right of First Offer with respect to the Offer Space described in a First Offer Notice, then on or before that date (the “First Offer Exercise Date”) that is five (5) business days following delivery of such First Offer Notice to Tenant, Tenant shall deliver written notice to Landlord (“First Offer Exercise Notice”) irrevocably exercising its Right of First Offer with respect to the entire Offer Space described in such First Offer Notice on the terms contained in such First Offer Notice.  If Tenant does not timely deliver a First Offer Exercise Notice to Landlord on or before the First Offer Exercise Date, then Landlord shall be free to lease the space described in such First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant shall have no further rights under this Section 1.3 with respect to the particular space described in such First Offer Notice.  Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its Right of First Offer, if at all, with respect to all of the particular Offer Space offered by Landlord to Tenant at any particular time, pursuant to a First Offer Notice and Tenant may not elect to lease only a portion of such Offer Space.  Time is of the essence with respect to the giving of any First Offer Exercise Notice.

1.3.3       First Offer Rent.  The annual Rent payable by Tenant for the Offer Space leased by Tenant (the “First Offer Rent”) shall be equal to the “Fair Rental Value”, as that term is defined and determined in Section 2.3.2  and Section 2.3.4 below, for the Offer Space during the First Offer Term.

1.3.4       Construction in Offer Space.  Subject to any concessions granted to Tenant as part of the First Offer Rent for the Offer Space, Tenant shall accept the Offer Space in its “as is” condition, and the construction of improvements in the Offer Space shall comply with the terms of Article 8 below.  Any tenant improvement allowance to which Tenant is entitled in connection with its lease of the Offer Space shall be determined as part of the First Offer Rent.  The terms of the Tenant Work Letter shall not apply to the construction of any improvements in the Offer Space.

1.3.5       Amendment to Lease.  If Tenant timely exercises the Right of First Offer as set forth herein, then, within fifteen (15) days thereafter (or, if the First Offer Rent is determined by arbitration, within fifteen (15) days after such determination), Landlord and Tenant shall execute an amendment to this Lease for such Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 1.3; provided, however, an otherwise valid exercise of Tenant’s Right of First Offer shall be fully effective whether or not a lease amendment is executed.  Tenant shall commence payment of Rent for such Offer Space, and the term of such Offer Space (the “First Offer Term”) shall commence upon such commencement date (the “First Offer Commencement Date”) and expire upon the date set forth in the First Offer Notice.  Landlord shall use reasonable efforts to deliver the Offer Space to Tenant in the condition required by Section 1.3.4 above on the ROFO Target Delivery Date; provided, however, if Landlord is unable to deliver possession of the Offer Space to Tenant on the ROFO Target Delivery Date for any reason whatsoever, neither the Lease nor Tenant’s obligation to lease the

Offer Space hereunder shall be void or voidable, nor shall any such delay in delivery of possession of the Offer Space operate to extend the Lease Term with respect to the Offer Space or the balance of the Premises, or amend the First Offer Commencement Date or Tenant’s other obligations with respect to the Offer Space or under the Lease.

1.3.6       Termination of Right of First Offer.  The rights contained in this Section 1.3 shall be personal to the Original Tenant and may only be exercised by the Original Tenant and its Permitted Transferee (and not any other assignee, or any sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Lease then remains in full force and effect and if Original Tenant occupies the entire Premises.  The Right of First Offer granted herein shall terminate as to any particular Offer Space upon the exercise by Tenant of, or the failure by Tenant to exercise, its Right of First Offer with respect to such Offer Space as offered by Landlord.  Tenant shall have the right to lease any Offer Space as provided in this Section 1.3, only if, as of the date of the attempted exercise of any Right of First Offer by Tenant, or, at Landlord’s option, as of the scheduled date of delivery of such Offer Space to Tenant, no Default (as defined below) under this Lease theretofore shall have occurred or be continuing hereunder.

ARTICLE 2

LEASE TERM

2.1          General.  The terms and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided.  For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the twelfth (12th) full calendar month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date.  At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto (the “Notice of Lease Term Dates”), as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof, and thereafter the dates set forth on such notice shall be conclusive and binding upon Tenant.  Failure of Tenant to timely execute and deliver the Notice of Lease Term Dates shall constitute an acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

2.2          Beneficial Occupancy of Suite 304.  Notwithstanding any provision to the contrary contained in this Lease, during the Suite 306 Build-Out Period, Tenant shall have the right to occupy all or any portion of Suite 304 for the conduct of its business prior to the Lease Commencement Date, provided that (i) governmental approval (including permit “sign-offs”) permitting the occupancy of Suite 304 by Tenant shall have been issued by the appropriate governmental authorities for each such portion to be occupied, (ii) Tenant shall have delivered to Landlord satisfactory evidence of the insurance coverage required to be carried by Tenant in accordance with Article 10 below with respect to the applicable portion of the Premises, (iii) Tenant shall have delivered the L-C (as defined below) to Landlord as required by Article 21 below; and (iv) all of the terms and conditions of this Lease shall apply, other than Tenant’s obligation to pay Base Rent and Tenant’s Share of Building Direct Expenses (as defined below), as though the Lease Commencement Date had occurred (although the Lease Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of Section 3.3 of the Summary).

2.3          Option Term.

2.3.1       Extension Option.  Landlord hereby grants the Original Tenant, one (1) option to extend (“Extension Option”) the Lease Term for a period of five (5) years (the “Option Term”), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in Default and Tenant has not previously been in Default.  Upon the proper exercise of such Extension Option, and provided that, at Landlord’s option, as of the end of the initial Lease Term, Tenant is not in Default and Tenant has not previously been in Default, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years.  The rights contained in this Section 2.3 shall be personal to the Original Tenant and its Permitted Transferee and may only be exercised by the Original Tenant and its Permitted Transferee (and not any other assignee, sublessee or other transferee of Tenant’s interest in this Lease) if the Original Tenant occupies more than seventy-five percent (75%) of the Premises.

2.3.2       Option Rent.  The rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to one hundred percent (100%) of the fixed rent component (and one hundred percent (100%) of the additional rent component) of the rent (including any additional rent and considering any “triple net” applicable thereto or “base year” or “expense stop” applicable thereto), on an annual per rentable square foot basis, including all escalations, at which tenants, as of the commencement of the Option Term (or First Offer Term, as applicable), are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Premises for a term comparable to the Option Term (or First Offer Term, as applicable), in an arm’s length transaction consummated during the twelve (12) month period prior to the date on which Landlord delivers to Tenant the “Option Rent Notice,” as this term is defined below (or First Offer Exercise Notice, as applicable), which comparable space is located in the Project, or if there is not a sufficient number of comparable transactions in the Project, then in the Comparable Buildings (“Comparable Transactions”), taking into consideration only the following concessions (“Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to lease the Premises during the Option Term (or the Offer Space during the First Offer Term, as applicable) or the fact that the Comparable Transactions do or do not involve the payment of real estate brokerage commissions, and (ii) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces; and provided further that Tenant shall pay Tenant’s Share of Building Direct Expenses during the Option Term (or First Offer Term, as applicable) in accordance with Article 4 below.  Fair Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a security deposit, letter of credit or guaranty, for Tenant’s rent obligations during the Option Term.  Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions upon tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).

2.3.3       Exercise of Option.  The Extension Option contained in this Section 2.3 shall be exercised by Tenant, if at all, only in the following manner:  (i) Tenant shall deliver written notice to Landlord not more than twelve (12) months nor less than ten (10) months prior to the expiration of the initial Lease Term exercising its option; (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”), to Tenant not later than thirty (30) days following Landlord’s receipt of the Option Rent Notice, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the earlier of (A) the date occurring nine (9) months prior to the expiration of the initial Lease Term, or (B) the date occurring thirty (30) days after Tenant’s receipt of the Option Rent Notice, exercise the option by delivering irrevocable written notice thereof to the Landlord (the “Option Exercise Notice”), and upon, and concurrent with, such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.3.4 below.

2.3.4       Determination of Option Rent.  In the event Tenant timely and appropriately objects to the Option Rent (or the First Offer Rent, as applicable), Landlord and Tenant shall attempt to agree upon the Option Rent (or the First Offer Rent, as applicable) using their best good-faith efforts.  If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant’s objection to the Option Rent (or the First Offer Rent, as applicable) (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent (or the First Offer Rent, as applicable) within five (5) business days, and such determinations shall be submitted to arbitration in accordance with Sections 2.3.4.1 through 2.3.4.7 below.

2.3.4.1    Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of Comparable Buildings.  The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent (or the First Offer Rent, as applicable) is the closest to the actual Option Rent (or the First Offer Rent, as applicable) as determined by the arbitrators, taking into account the requirements of Section 2.3.2 of this Lease.  Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.

2.3.4.2    The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators, provided that the third arbitrator shall not be then representing Landlord or Tenant.

2.3.4.3    The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent (or the First Offer Rent, as applicable) and shall notify Landlord and Tenant thereof.

2.3.4.4    The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

2.3.4.5    If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

2.3.4.6    If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or if both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to binding, final, non-appealable arbitration before a JAMS arbitrator mutually agreed upon by Landlord and Tenant.  If Landlord and Tenant cannot agree on the arbitrator, the parties will so inform JAMS, who will then be authorized to select a JAMS judge to arbitrate the matter.  Each party shall have the right of discovery pursuant to the California Code of Civil Procedure and evidentiary hearings shall be governed by the California Evidence Code, but subject to the instruction set forth in this Section 2.3.4.

2.3.4.7    The cost of arbitration shall be paid by Landlord and Tenant equally.

ARTICLE 3

BASE RENT

3.1          General.  Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever.  The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease.  If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2          Suite 306 Build-Out Period.  Tenant shall not be required to pay Base Rent or Tenant’s Share of Building Direct Expenses for the entire Premises during the Suite 306 Build-Out Period; however, all of the other terms and conditions of this Lease shall apply during such period.

3.3          Abated Rent for Premises.

3.3.1       Abated Base Rent for Suite 306.  Provided that Tenant is not then in Default, then for the period consisting of the first day of Lease Month 1 and ending on the expiration of Lease Month 2 (the “Rent Abatement Period”), Tenant shall not be obligated to pay Base Rent for Suite 306 (the “Suite 306 Rent Abatement”), except that, notwithstanding the foregoing, Tenant shall remain obligated to pay, in accordance with the terms of this Lease, (i) Tenant’s Share of Building Direct Expenses with respect to Suite 306 and payments attributable to utilities, heating and air conditioning provided by Landlord to the Premises (in addition to any amounts payable by Tenant pursuant to Section 6.2 below), and (ii) any and all taxes and other charges as set forth in Section 4.5 below.  Notwithstanding the foregoing, the total amount of Base Rent abated during the Rent Abatement Period for Suite 306 shall not exceed $92,304.40 (i.e., $46,152.20 per month).  Tenant acknowledges and agrees that the foregoing Suite 306 Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease and for agreeing to pay the Rent and performing the terms and conditions otherwise required under this Lease.  If Tenant shall be in Default under this Lease, and shall fail to cure such Default within the notice and cure period, if any, permitted for cure pursuant to this Lease, and Landlord elects to terminate this Lease because of such Default, then Landlord may, by notice to Tenant, elect, in addition to any other remedies Landlord may have under this Lease, to require that Tenant shall immediately become obligated to pay to Landlord all Rent abated hereunder during the Rent Abatement Period with respect to the Suite 306 Rent Abatement, with interest as provided pursuant to this Lease from the date such Rent would have otherwise been due but for the abatement provided herein.

3.3.2       Abated Rent for Suite 304.  Provided that Tenant is not then in Default, then during the Rent Abatement Period (as defined in Section 3.3.1 above), Tenant shall not be obligated to pay Base Rent or Tenant’s Share of Building Direct Expenses for Suite 304 (the “Suite 304 Rent Abatement”), except that, notwithstanding the foregoing, Tenant shall remain obligated to pay, in accordance with the terms of this Lease, (i) payments attributable to utilities, heating and air conditioning provided by Landlord to the Premises (in addition to any amounts payable by Tenant pursuant to Section 6.2 below), and (ii) any and all taxes and other charges as set forth in Section 4.5 below.  Notwithstanding the foregoing, the total amount of Base Rent abated during the Rent Abatement Period for Suite 304 shall not exceed $34,034.40 (i.e., $17,017.20 per month).  Tenant acknowledges and agrees that the foregoing Suite 304 Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease and for agreeing to pay the Rent and performing the terms and conditions otherwise required under this Lease.  If Tenant shall be in Default under this Lease, and shall fail to cure such Default within the notice and cure period, if any, permitted for cure pursuant to this Lease, and Landlord elects to terminate this Lease because of such Default, then Landlord may, by notice to Tenant, elect, in addition to any other remedies Landlord may have under this Lease, to require that Tenant shall immediately become obligated to pay to Landlord all Rent abated hereunder during the Rent Abatement Period with respect to the Suite 304 Rent Abatement, with interest as provided pursuant to this Lease from the date such Rent would have otherwise been due but for the abatement provided herein.

ARTICLE 4

ADDITIONAL RENT

4.1          General Terms.  In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Building Direct Expenses,” as those terms are defined in Sections 4.2.9 and 4.2.2 of this Lease, respectively.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.”  All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent.  Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2          Definitions of Key Terms Relating to Additional Rent.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1       Intentionally Omitted.

4.2.2       “Building Direct Expenses” shall mean “Building Operating Expenses” and “Building Tax Expenses”, as those terms are defined in Sections 4.2.3 and 4.2.4 below, respectively.

4.2.3       “Building Operating Expenses” shall mean the portion of “Operating Expenses,” as that term is defined in Section 4.2.7 below,  allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

4.2.4       “Building Tax Expenses” shall mean that portion of “Tax Expenses”, as that term is defined in Section 4.2.8 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

4.2.5       “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.6       “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Building Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.7       “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof.  Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:  (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord;

(iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including reasonable management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f) below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the Project, any parking licenses, and any agreements with transit agencies affecting the Project (collectively, “Underlying Documents”); (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over the useful life as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or reduce current or future Operating Expenses during the Lease Term, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (D) that are required under any governmental law or regulation, or (E) that relate to the safety or security of the Project, its occupants and visitors, and are deemed advisable in the reasonable judgment of Landlord; provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over its useful life as Landlord shall reasonably determine; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.8 below; and (xv) any fees, costs and expenses relating to operating, managing, owning, repairing, and maintaining the “Fitness Center,” as that term is defined in Section 29.36 below, or other amenities at the Project.  Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)           costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(b)           except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

(c)           costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d)           any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e)           costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project).  Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

(f)            the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to Building management personnel above the level of the on-site property manager or equivalent;

(g)           amount paid as ground rental for the Project by the Landlord;

(h)           except for a Project management fee to the extent allowed pursuant to item (l) below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i)            any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j)            rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k)           all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l)            fees payable by Landlord for management of the Project in excess of three and one-half percent (3.5%) (the “Management Fee Cap”) of Landlord’s gross rental revenues, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project with all tenants paying rent, including base rent, pass-throughs, and parking fees (but excluding the cost of after-hours services or utilities) from the Project for any calendar year or portion thereof;

(m)          costs of capital improvements other than those described in item (xiii) of Section 4.2.7, and any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(n)           rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(o)           costs arising from breach of contract, the gross negligence or the willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(p)           costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

(q)           costs arising from Landlord’s charitable or political contributions;

(r)            any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents; and

(s)            the cost of any magazine, newspaper, trade or other subscriptions.

(t)            reserves of any kind.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.  If the Project is not at least ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.

4.2.8       Taxes.

4.2.8.1    “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.8.2    Tax Expenses shall include, without limitation:  (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) All of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on or with respect to the land and other improvements of the Project.

4.2.8.3    Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred.  Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year.  If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease.  Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.9       “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.  In the event that rentable square footage is either added to or removed from the Premises and/or the Building, Tenant’s Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant’s Share for such Expense Year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.

4.3          Allocation of Direct Expenses.

4.3.1       Method of Allocation.  The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project.  Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Building Direct Expenses for purposes of this Lease.  Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.

4.3.2       Cost Pools.  Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion.  Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project.  The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

4.4          Calculation and Payment of Additional Rent.  Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1 below, and as Additional Rent, an amount equal to Tenant’s Share of Building Direct Expenses for each Expense Year; provided that, subject to the terms of Section 3.3.2 above, Tenant’s payments of Building Direct Expenses for Suite 304 shall be abated during the Rent Abatement Period.

4.4.1       Statement of Actual Building Direct Expenses and Payment by Tenant.  Landlord shall endeavor to give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Building Direct Expenses.  Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Share of Building Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Building Direct Expenses,” as that term is defined in Section 4.4.2 below, and if Tenant paid more as Estimated Building Direct Expenses than the actual Tenant’s Share of Building Direct Expenses (an “Excess”), Tenant shall receive a credit in the amount of such Excess against Rent next due under this Lease.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.  Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if Tenant’s Share of Building Direct Expenses is greater than the amount of Estimated Building Direct Expenses previously paid by Tenant to landlord, then Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Building Direct Expenses than the actual Building Direct Expenses (again, an Excess), Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of such Excess.  The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2       Statement of Estimated Building Direct Expenses.  In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated amount of Tenant’s Share of Building Direct Expenses (the “Estimated Building Direct Expenses”).  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Building Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Building Direct Expenses theretofore delivered to the extent necessary.  Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Building Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Building Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5          Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1       Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises.  If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2       If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3       Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

ARTICLE 5

USE OF PREMISES

5.1          Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.  Subject to the terms of this Lease and Rules and Regulations set forth in Exhibit D and such security measures that Landlord may reasonably deem necessary or desirable for the safety and security of the Project, the Building or the Premises, Tenant shall have access to the Building and the Premises twenty-four (24) hours per day, seven (7) days per week, subject to full or partial closures which may be required from time to time for construction, maintenance, repairs, actual or threatened emergency or other events or circumstances which make it reasonably necessary to temporarily restrict or limit access.

5.2          Prohibited Uses.  Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect.  Tenant shall not allow occupancy density of use of the Premises which is greater than one (1) person per one hundred fifty (150) rentable square feet of the Premises.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project; provided that, with respect to all easements, covenants, conditions, and restrictions recorded after the date of this Lease, in no event shall any such documents recorded after the date hereof materially adversely affect Tenant’s use or occupancy of or access to the Premises.

ARTICLE 6

SERVICES AND UTILITIES

6.1          Standard Tenant Services.  Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1       Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises, as determined by Landlord, from 8:00 A.M. to 6:00 P.M. Monday through Friday (collectively, the “Building Hours”), except for the dates of observation of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays which are observed by other Comparable Buildings (collectively, the “Holidays”).

6.1.2       Landlord shall provide, seven (7) days per week, twenty-four (24) hours per day, adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment that are, as reasonably determined by Landlord, customarily furnished in Comparable Buildings for the Permitted Use of the Premises.  Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3       Landlord shall provide, seven (7) days per week, twenty-four (24) hours per day, city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas, and for normal office use within the Premises.

6.1.4       Landlord shall provide janitorial services to the Premises, except for weekends and the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

6.1.5       Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, including on the Holidays, and shall provide nonexclusive, non-attended automatic passenger escalator service during Building Hours only.

6.1.6       Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.  Tenant acknowledges that Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (“Tenant Energy Use Disclosure”).  Tenant shall cooperate with Landlord with respect to any Tenant Energy Use Disclosure.  Without limiting the generality of the foregoing, Tenant shall, within ten (10) business days following request from Landlord, disclose to Landlord all information requested by Landlord in connection with such Tenant Energy Use Disclosure, including, but not limited to, the amount of power or other utilities consumed within the Premises for which the meters for such utilities are in Tenant’s name, the number of employees working within the Premises, the operating hours for Tenant’s business in the Premises, and the type and number of equipment operated by Tenant in the Premises.  Tenant acknowledges that this information shall be provided on a non-confidential basis and may be provided by Landlord to the applicable utility providers, the California Energy Commission (and other governmental entities having jurisdiction), and any third parties to whom Landlord is required to make any Tenant Energy Use Disclosure.  Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure.  Tenant agrees that none of the “Landlord Parties,” as that term is defined in Section 10.1, below, shall be liable for, and Tenant hereby releases the Landlord Parties from, any and all loss, cost, damage, expense and liability relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure.  In addition, Tenant represents to Landlord that any and all information provided by Tenant to Landlord pursuant to this paragraph shall be, to Tenant’s actual knowledge, true and correct in all material respects, Tenant acknowledges that Landlord shall rely on such information, and Tenant shall indemnify, defend and hold harmless the Landlord Parties from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with or arising from any breach of the foregoing representation and/or Tenant’s failure to timely provide any information requested by Landlord pursuant to this paragraph.  The terms of this paragraph shall survive the expiration or earlier termination of this Lease.

6.2          Overstandard Tenant Use.  Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease.  If Tenant uses water, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, or if Tenant uses electricity in excess of that customarily used by other tenants of the Building or Project, as reasonably determined by Landlord, then Tenant shall pay to Landlord, upon billing, the actual cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment, if any, which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of installing, testing and maintaining of such additional metering devices.  Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32 below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord; provided that the foregoing restriction shall not apply to the installation or use of general office computer equipment used in the ordinary course in Comparable Buildings, including, without limitation, a server room for use in connection with Tenant’s internal operations in the Premises.  If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time reasonably establish.

6.3          Interruption of Use.  Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or Default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4          Rent Abatement.  If Landlord fails to perform the obligations required of Landlord under the terms of this Lease and such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant and such failure relates to the nonfunctioning of the heat, ventilation, and air conditioning system in the Premises, the electricity in the Premises, the nonfunctioning of the elevator service to the Premises, or a failure to provide access to the Premises, Tenant shall give Landlord notice (the “Initial Notice”), specifying such failure to perform by Landlord (the “Landlord Default”).  If Landlord has not cured such Landlord Default within five (5) business days after the receipt of the Initial Notice (the “Eligibility Period”), Tenant may deliver an additional notice to Landlord (the “Additional Notice”), specifying such Landlord Default and Tenant’s intention to abate the payment of Rent under this Lease.  If Landlord does not cure such Landlord Default within five (5) business days of receipt of the Additional Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date five (5) business days after the Initial Notice to the earlier of the date Landlord cures such Landlord Default or the date Tenant recommences the use of such portion of the Premises.  Such right to abate Rent shall be Tenant’s sole and exclusive remedy at law or in equity for a Landlord Default.  Except as expressly provided in this Section 6.4, nothing contained in this Section 6.4 shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7

REPAIRS

Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor covering of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term.  In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant;  provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same.  Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, and the systems and equipment of the Building, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith.  Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree.  Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1          Landlord’s Consent to Alterations.  Except as expressly provided in this Article 8, Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building.  Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations are decorative only (i.e., installation of carpeting or painting of the Premises).  The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2          Manner of Construction.  Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord, and the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term.  Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Sunnyvale, all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues.  In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building.  The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.  In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the  Project.  Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Mateo in accordance with Section 8182 of the California Civil Code or any successor statute and furnish a copy thereof to Landlord upon recordation, and Tenant shall deliver to the Project construction manager (A) a reproducible print copy, and (B) an electronic CAD file, of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.  Based upon such “as built” drawings and other documents provided by Tenant, Landlord shall, at Tenant’s expense, update Landlord’s “as-built” master plans for the floor(s) on which the Premises are located, if any, including updated vellums and electronic CAD files, all of which may be modified by Landlord from time-to-time, and the current versions of which shall be made available to Tenant upon Tenant’s request.

8.3          Payment for Improvements.  If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations.  If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord, in cash prior to the commencement of construction by Landlord, all costs of such work, including an amount equal to five percent (5%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work (collectively, the “Alteration Costs”); provided, however, to the extent that Landlord provides Tenant with a monetary allowance in connection with such work, Tenant shall only be required to pay to Landlord the amount by which the Alteration Costs exceed such allowance.  If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s  reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4          Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord (which shall in no event be less than the amount actually carried by Tenant) covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.  In addition, Tenant shall obtain and deliver to Landlord certificates of insurance and applicable endorsements from all Third Party Contractors (defined below) at least seven (7) business days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (each, a “Third Party Contractor”).  All such insurance shall (a) name Landlord, and any other party that Landlord so specifies, as an additional insured under such party’s liability policies (including, without limitation, with respect to premises operations and product-completed operations coverages) as required by Section 10.3.1 below and this Section 8.4, (b) provide a waiver of subrogation in favor of Landlord under each such Third Party Contractor’s commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord’s minimum insurance requirements, with coverage amounts as reasonably required by Landlord, which shall in no event be less than the amount actually carried by any such Third Party Contractor.  In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5          Landlord’s Property.  All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord.  Furthermore, Landlord may, by written notice to Tenant either prior to or following the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations or improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord; provided, however, notwithstanding the foregoing, upon request by Tenant at the time of Tenant’s request for Landlord’s consent to any Alterations or improvements, Landlord shall notify Tenant whether the applicable Alterations or improvements will be required to be removed pursuant to the terms of this Section 8.5.  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant.  Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to Tenant’s  installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

8.6          Tenant’s Security System.  Tenant may, at its own expense, install its own security system (“Tenant’s Security System”) in the Premises, subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that in the event Tenant’s Security System ties into the Building security system, Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System is compatible with the Building security system and the systems and equipment of the Building and to the extent that Tenant’s Security System is not compatible with the Building security system or the systems and equipment of the Building, Tenant shall not be entitled to install or operate it.  Subject to the terms of this Section 8.5, Tenant’s Security System may include a biometric locking security system (with upgrades from time to time) on all entry doors to the Premises (including an intercom installed at the main entrance to the Premises provided the same is, in Landlord’s sole but good faith discretion, aesthetically consistent with the Building), and provided that such system does not prevent Landlord from having access to the Premises that is as effective as use of Landlord’s master key to the Building.  Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security System.  Tenant shall provide Landlord with any information reasonably required regarding Tenant’s Security System in the event access to the Premises is necessary in an emergency.  Upon the expiration or earlier termination of the Lease Term (unless Landlord elects otherwise in writing), Tenant shall remove Tenant’s Security System and repair all damage to the Building resulting from such removal, at Tenant’s sole cost and expense.  The work to install Tenant’s Security System (to the extent not covered by the Tenant Work Letter) shall be considered to be an Alteration for all purposes under this Lease and Tenant shall comply with all of the terms and conditions of this Lease with respect thereto.

8.7          Interconnecting Doorways with Suites 302 & 300.  Tenant is currently in occupancy of certain premises in the Building known as Suite 302 and Suite 300 (“Suites 302 & 300”) pursuant to existing sublease agreements (the “Existing Subleases”) with the current tenants of Suites 302 & 300.  Suites 302 & 300 are adjacent to the Premises.  The term of the Existing Sublease for Suite 302 is scheduled to expire on June 30, 2020.  Landlord consented to the Existing Sublease for Suite 302 pursuant to that certain Consent to Sublease Agreement dated November 17, 2016.  Tenant may, at its own expense, install a Building standard doorway which provides for access between the Premises and Suite 302 and/or between Suites 302 and 300 (the “Interconnecting Doorways”), subject to (i) Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, (ii) the prior written consent of the “sublandlord” under the Existing Subleases, as applicable, and (iii) compliance with any Applicable Laws, including, without limitation, code requirements regarding exiting.  Upon the earlier to occur of the (x) the expiration or earlier termination of the Existing Subleases, or (y) the expiration or earlier termination of the Lease Term (unless Landlord elects otherwise in writing), as applicable, Tenant shall remove the Interconnecting Doorways,, as applicable, restore the affected area(s) to the condition existing prior to the installation thereof and repair all damage to the Building resulting from such removal, at Tenant’s sole cost and expense.  The work to install the Interconnecting Doorways (to the extent not covered by the Tenant Work Letter) shall be considered to be an Alteration for all purposes under this Lease and Tenant shall comply with all of the terms and conditions of this Lease with respect thereto.

8.8          Rooftop Rights.  Tenant is hereby granted, subject to the Tenant Work Letter (if such work is to performed as a part of the Tenant Improvements) or Article 8 of this Lease (if such work is not to performed as a part of the Tenant Improvements) and such other reasonable requirements as shall be imposed by Landlord, the right to install, secure, maintain, replace and operate on the roof (the “Roof”) of the Building in an area designated by Landlord in its sole discretion (the “Roof Space”), the Rooftop Equipment (defined below).  “Rooftop Equipment” shall mean either a microwave transmitter-receiver, satellite dish or antenna or other equipment acceptable to Landlord in its reasonable discretion.  The Rooftop Equipment shall be of a weight, height and width reasonably acceptable to Landlord and as reasonably necessary for Tenant’s use of the Premises and the conduct of its business therein.  In addition, also subject to the Tenant Work Letter or Article 8, as the case may be, Tenant shall have the right to install cables leading from the Rooftop Equipment to the Premises at Tenant’s sole cost and expense and in a location, manner, material and size as shall be reasonably approved by Landlord.  Landlord shall have the right to require that Tenant install screening around the Rooftop Equipment.

8.8.1       The Rooftop Equipment shall be used solely and exclusively by Tenant for communication with other offices of Tenant and with clients and vendors of Tenant or for receipt of television, cable or satellite programming.  The transmission or receipt of signals for any other purpose or by or for any other person or entity shall constitute a prohibited use of the Rooftop Equipment and a default under this Lease.  Tenant shall diligently service, repair, paint and maintain the Rooftop Equipment, including, without limitation, all electrical wires, guide wires and conduits related thereto.  No signs, whether temporary or permanent, shall be affixed, installed or attached to the Rooftop Equipment or the Roof other than those required by Applicable Laws (as defined below).  All signs required, if any, and the location thereof, shall be first approved in writing by Landlord.  In the performance of any installation, alteration, repair, maintenance, removal and/or any other work with respect to the Roof Space or the Rooftop Equipment, Tenant shall comply with all of the applicable provisions of this Lease, including, without limitation, those set forth in the Tenant Work Letter, if applicable, this Article 8 (if applicable), and Article 10 of this Lease, and such provisions of this Lease shall be applicable to the Roof Space as if the Roof Space was part of the Premises.

8.8.2       Any and all taxes, filing fees, charges or license fees imposed upon Landlord by virtue of the existence and/or use of the Rooftop Equipment (including those shown to be specifically related to any increase in the assessed valuation of the Building attributable to the Rooftop Equipment), whether imposed by any local, state and/or federal government or any agency thereof, shall be exclusively borne by Tenant.  Landlord agrees to cooperate reasonably with Tenant in any necessary applications for any necessary license or permits provided Landlord incurs no expense or liability in so doing.

8.8.3       Between the hours of 8:00 a.m. and 5:00 p.m. and upon reasonable advance notice to Landlord, Monday through Friday (exclusive of Holidays), Tenant may have access to the Roof Space for the sole purpose of servicing and maintaining the Rooftop Equipment.  Landlord shall have the right (in its sole discretion) to have its representative(s) accompany Tenant whenever it services or maintains the Rooftop Equipment.  At all other times, Landlord may keep the entrances to the Roof Space locked.  Tenant shall not have any tools and/or materials stored in the Roof Space, and Tenant’s employees and independent contractors shall close and lock the entrance door to the Roof when leaving the same.  If Tenant shall require access to any of the Roof Space at times other than those specified in the first sentence of this Section 8.8.8, then except in the case of an emergency, Tenant shall give Landlord at least two (2) full business days prior written notice of such requirement and shall pay all reasonable costs incurred by Landlord in connection therewith, including, without limitation, any overtime compensation paid to Building employees or any independent contractors of Landlord.

8.8.4       Upon the expiration or earlier termination of the Lease Term, Tenant shall remove the Rooftop Equipment and any associated cabling from the Roof Space and the Building, and restore the Roof Space and the Building to the condition existing prior to such installation.  Throughout the duration of this Lease, Tenant shall inspect the Rooftop Equipment at least once a month.  Tenant shall be solely responsible for preserving the water tight integrity of the Roof as may be caused by, or relates to, the installation, maintenance, operation and repair of the Rooftop Equipment.  Tenant shall be responsible for all leaks in the Roof arising out of or connected to its installation.  Tenant’s Rooftop Equipment shall not exceed the applicable load-bearing capacity of the Roof Space.

8.8.5       If, at any time during the Lease Term, Landlord, in its judgment, shall determine that it is necessary to move the Rooftop Equipment to another area of the Roof Space, then Landlord may give notice thereof to Tenant (which notice shall have annexed thereto a plan on which such other area of the Roof Space (the “Substitute Space”) shall be substantially identified by hatching or otherwise).  The Substitute Space with respect to the Rooftop Equipment shall not be located in an area of the Roof in which the Rooftop Equipment’s reception would differ in a materially adverse way from the Rooftop Equipment’s reception in the initial Roof Space.  Within thirty (30) days of receipt of Landlord’s notice (or, if a governmental permit is required to be obtained for installation of the Rooftop Equipment on the Substitute Space, then, within thirty (30) days of the obtaining of such permit (which Tenant shall make prompt application for, with Landlord’s reasonable cooperation), Landlord, at its sole cost shall move the Rooftop Equipment to the Substitute Space which shall then become the Roof Space hereunder and the original Roof Space shall be deleted from the coverage of this Lease.

8.8.6       Tenant’s operation or use of the Rooftop Equipment shall not prevent or interfere with the operation or use of any equipment of (i) any present or future tenant or occupant of the Building, whose equipment was installed prior to the installation of the Rooftop Equipment, or (ii) Landlord.  If, at any time during the Lease Term, Landlord shall reasonably determine that the Rooftop Equipment causes interference with equipment of any such present or future tenant or occupant or of Landlord, then Landlord may so notify Tenant, and Landlord may require Tenant to replace the Rooftop Equipment with other antennas which would not cause such interference (the “Replacement”).  Tenant, within thirty (30) days of receipt of such notice or, if a government permit is required to install the Replacement, then within thirty (30) days of the obtaining of such permit (which Tenant shall make prompt application for, with Landlord’s cooperation but at no cost to Landlord), shall replace the Rooftop Equipment with the new non-interfering Replacement which shall then be deemed to be the Rooftop Equipment hereunder.

8.8.7       Tenant agrees that Landlord has made no warranties or representations as to the condition or suitability of the Roof Space or the Building (or the electricity available to the Roof Space) for the installation, use, maintenance or operation of the Rooftop Equipment, and Tenant agrees to accept same in its “as is” condition and without any work or alterations to be made by Landlord.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith.  Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.  Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.  The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease.  Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.  Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1        Indemnification and Waiver.  Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, its subsidiaries, affiliates, partners, subpartners, members and their respective officers, directors, shareholders, partners, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person  (collectively, “Tenant Parties”), in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord.  Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees.  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.  Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant in the Project.

10.2        Tenant’s Compliance With Landlord’s Fire and Casualty Insurance.  Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises.  If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3        Tenant’s Insurance.  Tenant shall maintain the following coverages in the following amounts.

10.3.1     Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury (including death of a person or persons) and property damage (including loss of use thereof) arising out of Tenant’s operations, Tenant’s use or occupancy of the Premises, or (without implying any consent by Landlord for installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s off-Premises equipment, for limits of liability not less than that actually carried by Tenant, which shall be no less than:

Bodily Injury and Property Damage Liability	$1,000,000 each occurrence $2,000,000 annual aggregate

Personal Injury Liability	$1,000,000 each occurrence $2,000,000 annual aggregate 0% Insured’s participation

Tenant’s commercial general liability insurance policy described above shall also provide for an additional $5,000,000 per occurrence and $5,000,000 annual aggregate on a per location basis in umbrella/excess liability coverage.

If the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy (e.g., the sale, service or consumption of alcoholic beverages), Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter (including liquor liability, if applicable) in such amounts as Landlord may reasonably require.

10.3.2     Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of personal property (including the property of Tenant or others) in the Premises or otherwise placed or installed in the Project by, for, or at the expense of Tenant or any of the Tenant Parties (including Tenant’s off-Premises equipment), (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations, betterments and additions to the Premises.  Such insurance shall be written on a causes of loss-special risk form (formerly “all-risk”) or its equivalent, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, ordinance and law, vandalism and malicious mischief, theft, earthquake, windstorm, collapse, explosion, flood and water damage of any type, including sprinkler leakage, bursting or stoppage of pipes and sewer back-up.

10.3.3     Worker’s Compensation Insurance with statutory limits required by the state in which the Premises are located, including provisions for voluntary benefits as required in labor agreements, if applicable (or such larger amount if required by local statute) and Employer’s Liability Insurance of $1,000,000.

10.3.4     Contractual Liability Insurance sufficient to cover Tenant’s liability and obligations under this Lease (including, but not limited to, Tenant’s indemnity obligations under Section 10.1 of this Lease), but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy and umbrella/excess liability insurance policy.

10.3.5     Commercial Auto Liability Insurance (if applicable) covering automobiles owned, hired or used by Tenant in carrying on its business with limits not less than $1,000,000 combined single limit for each accident, and scheduled to the umbrella/excess liability insurance policy.

10.3.6     Business Interruption Insurance in an amount not less than twelve (12) months of Base Rent, Additional Rent and any other amounts due under this Lease.

10.4        Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Such insurance shall (i) name Landlord, and any other parties the Landlord so specifies (including Landlord’s subsidiaries, Landlord’s property management company, Landlord’s asset management company, J.P. Morgan Investment Management Inc. (“JPMIMI”), and, if requested by Landlord in writing, Landlord’s mortgagee), as additional named insureds (or, in the case of Tenant’s physical damage insurance, as additional loss-payees as their interests may appear); (ii) be issued by an insurance company having a rating of A-X or better in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iii) be primary and non-contributory when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy(ies); and (iv) be in form and content reasonably acceptable to Landlord.  Tenant shall provide Landlord (and any other parties Landlord has specified as additional insureds or additional loss-

payees) with not less than thirty (30) days’ prior written notice of any cancellation of, termination of or material change to any insurance required to be carried by Tenant hereunder.  Tenant shall deliver said policy or policies or certificates thereof (and such other evidence satisfactory to Landlord of the maintenance of such insurance) to Landlord at least ten (10) days prior to the earlier of the Lease Commencement Date or the date Tenant enters or occupies the Premises (in any event, within ten (10) days of the effective date of coverage) and at least fifteen (15) days prior to each renewal of said insurance.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates (and such other evidence satisfactory to Landlord of the maintenance of such insurance), Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor, plus an administrative fee of fifteen percent (15%) of such cost.  Tenant shall require any vendors or contractors that it shall hire to perform work and/or services on the Premises to procure similar insurance, as required by Landlord of Tenant in this Lease, including naming as additional insureds or additional loss payees, as applicable, Landlord and its subsidiaries, Landlord’s property management company, Landlord’s asset management company, JPMIMI, and, if requested in writing by Landlord, Landlord’s mortgagee.

10.5        Subrogation.  Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder.  The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.6        Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by prudent landlords of other Comparable Buildings.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1        Repair of Damage to Premises by Landlord.  Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty.  If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas.  Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired.  Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage.  In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition.  Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises.  In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2        Landlord’s Option to Repair.  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred seventy (270) days after being commenced (or sixty (60) days if the damage occurs during the last twelve (12) months of the Lease Term), Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.  Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within two hundred seventy (270) days after being commenced or such longer period as Landlord’s contractor had estimated would be required to complete such repairs (subject to extension for delays caused by Force Majeure and delays caused by Tenant), Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month.  Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date.  If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period.  At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.  Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in Default; (c) as a result of the damage, Tenant cannot reasonably conduct substantial business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all.

11.3        Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby.  The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.  No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1        Transfers.  Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”).  If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E.  Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a Default by Tenant under this Lease.  Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord, in an amount not to exceed Two Thousand Five Hundred and No/100 Dollars ($2,500.00) in the aggregate, but such limitation of fees shall only apply to the extent such Transfer is in the ordinary course of business.  Landlord and Tenant hereby agree that a proposed Transfer shall not be considered “in the ordinary course of business” if such Transfer involves the review of documentation by Landlord on more than two (2) occasions.

14.2        Landlord’s Consent.  Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice.  Landlord shall, by notice to Tenant delivered not less than forty-five (45) days after Landlord receives a Transfer Notice, accept or decline the proposed Transfer.  If Landlord declines the proposed Transfer, such notice shall include a statement of the reasons therefor.  Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1     The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

14.2.2     The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3     The Transferee is either a governmental agency or instrumentality thereof;

14.2.4     The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5     The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6     The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right);

14.2.7     Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord, or has negotiated with Landlord during the twelve (12) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project; or

14.2.8             The Transferee does not intend to occupy the entire Premises and conduct its business therefrom for a substantial portion of the term of the Transfer.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be materially more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease).  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3        Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee.  “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, less (i) the cost of any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any brokerage commissions in connection with the Transfer, (iii) reasonable attorneys’ fees incurred by Tenant in connection with the Transfer, and (iv) any improvement allowance paid by Tenant to Transferee.  “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, any debt relief benefiting Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.  The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4        Landlord’s Option as to Subject Space.  Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer of all or more than fifty percent (50%) of the Premises (or in the event of any other Transfer or Transfers entered into by Tenant as a subterfuge in order to avoid the terms of this Section 14.4), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined).  The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice.  Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space unless Tenant, within five (5) business days after receipt of Landlord’s notice of intent to recapture, delivers written notice to Landlord of Tenant’s rescission of its Intention to Transfer Notice.  Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14.  If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

14.5        Effect of Transfer.  If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s reasonable costs of such audit.

14.6        Additional Transfers.  For purposes of this Lease and except as provided in Section 14.8 above, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.  Notwithstanding the foregoing, the terms of this Section 14.6 shall not apply in connection with a Transfer permitted pursuant to Section 14.8 below.

14.7        Occurrence of Default.  Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:  (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer.  If Tenant shall be in Default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Default is cured.  Such Transferee shall rely on any representation by Landlord that Tenant is in Default hereunder, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.  If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8        Permitted-Transfers.  Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (i.e., an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets  of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant  during the Lease Term, shall not be deemed a Transfer requiring Landlord’s consent under this Article 14 (any such assignee or sublessee described in items (A) through (D) of this Section 14.8 hereinafter referred to as a “Permitted Transferee”), provided that (i) Tenant notifies Landlord at least thirty (30) days prior to  the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee as set forth above, (ii) Tenant is not in Default,  and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, (iv) such  Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to  the greater of (1) the Net Worth of the original Tenant on the date of this Lease, or (2) the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease, (v) no assignment or sublease relating to  this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and (vi) the liability of such Permitted Transferee under either an assignment or sublease shall be joint and several with Tenant.  “Control ,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1        Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2        Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted.  Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed (the notification of which may be provided to Tenant either prior to or following the expiration or earlier termination of this Lease), and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be a tenancy at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to 150% during the first two (2) months immediately following the expiration or earlier termination of the Lease Term, and 200% thereafter.  Such tenancy shall be subject to every other applicable term, covenant and agreement contained herein.  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee.  Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project.  Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes.  At any time during the Lease Term, Landlord (but not more often than once every twelve (12) months unless in connection with a sale or refinancing of the Building), may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year, on condition that Landlord, prior to delivery of such financial statements, Landlord shall execute and deliver to Tenant a standard non-disclosure/confidentiality agreement.  Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.  Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto.  Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever (including without limitation, any liability for the previous Landlord’s acts or omissions, any rent prepaid to the previous Landlord more than thirty (30) days in advance of the due date thereof, or any modifications to the Lease made without the consent of the Building’s mortgagee or ground lessor (as applicable), to the extent such consent was required under the applicable mortgage or ground lease), to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant.  Landlord’s interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

19.1        Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant (a “Default”):

19.1.1     Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2     Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a Default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such Default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in Default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such Default; or

19.1.3     Abandonment of all or a substantial portion of the Premises by Tenant without Tenant’s payment of Rent in accordance with this Lease; or

19.1.4     The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2        Remedies Upon Default.  Upon the occurrence of any event of Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1     Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)            The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii)           The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)          The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)          Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v)           At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law.  As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2     Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any Default , Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3     Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3        Subleases of Tenant.  If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, then, except to the extent Landlord has agreed to recognize such subleases, licenses, concessions or other consensual arrangements, Landlord shall have the right, at Landlord’s option in its sole discretion, (i) to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises, in which event Landlord shall have the right to repossess such affected portions of the Premises by any lawful means, or (ii) to succeed to Tenant’s interest in any or all such subleases, licenses, concessions or arrangements, in which event Landlord may require any sublessees, licensees or other parties thereunder to attorn to and recognize Landlord as its sublessor, licensor, concessionaire or transferor thereunder.  In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4        Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

LETTER OF CREDIT

21.1        Delivery of Letter of Credit.  Tenant shall deliver to Landlord, concurrently with Tenant’s execution of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount set forth in Section 21.3 below (the “L-C Amount”), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local office in the City of Sunnyvale, City of San Jose or City of San Francisco that will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a short term Fitch Rating which is not less than “F1”, and a long term Fitch Rating which is not less than “A” (or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Exhibit F, attached hereto.  In no event may an L-C be provided by JPMorgan Chase Bank, Bank One, or any affiliate of either.  Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C.  The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the “L-C Expiration Date”) that is no less than one hundred twenty (120) days after the expiration of the Lease Term. as the same may be extended, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590.  Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable:  (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, or (E) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (F) Tenant executes an assignment for the benefit of creditors, or (G) if (1) any of the Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 21 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 21.1 above), in the amount of the applicable L-C Amount, within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”).  The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C.  In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Article 21, and, within ten (10) days following Landlord’s notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 21.  If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 21.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period).  Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.2        Application of L-C.  Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event.  In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from a Default or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.  The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C.  No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner.  Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.  In the event of an assignment by Tenant of its interest in this Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute L-C by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the actual and reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.

21.3        L-C Amount; Maintenance of L-C by Tenant; Liquidated Damages.

21.3.1     L-C Amount; Reduction in L-C Amount.  The L-C Amount shall be equal to the amount set forth in Section 8 of the Summary.  Notwithstanding anything to the contrary set forth herein, provided that no Default  has occurred and is continuing under this Lease as of the L- C Reduction Effective Date (as defined below), then the L-C Amount shall be reduced to $200,977.35 on the L-C Reduction Effective Date.  The “L-C Reduction Effective Date” is the first day of Lease Month 29.  In the event that the L-C Amount is reduced pursuant to this Section 21.3.1, then, at any time after the L-C Reduction Effective Date, Tenant shall have the right to tender to Landlord a replacement L-C or a certificate of amendment to the existing L-C, conforming in all respects to the requirements of this Article 21, in the amount of the reduced L-C Amount, in which event Landlord shall exchange the L-C then held by Landlord, if applicable, for the replacement or amended L-C tendered by Tenant.  If Tenant tenders a replacement L-C to Landlord, then Landlord shall, within a commercially reasonable period of time, return the existing L-C to Tenant.  Tenant shall pay all expenses, points and fees incurred by Tenant or Landlord in connection with the replacement or amended L-C.

21.3.2     In General.  If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, the same shall be subject to the terms of Section 21.3.3 below.  Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than ninety (90) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion.  If Tenant exercises its option to extend the Lease Term pursuant to Section 2.2 of this Lease then, not later than one hundred twenty (120) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L-C or certificate of renewal or extension evidencing the L-C Expiration Date as one hundred twenty (120) days after the expiration of the Option Term.  However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to either (x) present the L-C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any Default , or (y) pursue its remedy under Section 21.3.3 below.  In the event Landlord elects to exercise its rights under the foregoing item (x), (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any Default ; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.3.3     FAILURE TO MAINTAIN; REPLACE AND/OR REINSTATE L-C; LIQUIDATED DAMAGES.  IN THE EVENT THAT TENANT FAILS, AFTER NOTICE FROM LANDLORD AND LAPSE OF FIVE (5) DAYS TO CURE, WITHIN (I) THAT PERIOD SET FORTH IN SECTION 21.3.2 ABOVE, OR (II) THAT PERIOD SET FORTH IN THE L-C FDIC REPLACEMENT NOTICE, TO PROVIDE LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY OR A REPLACEMENT L-C (AS APPLICABLE), THEN TENANT’S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED BY ONE HUNDRED FIFTY PERCENT (150%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS THE LAST DAY OF THE PERIOD IDENTIFIED IN SECTION 21.3.2 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE), AND ENDING ON THE EARLIER TO OCCUR OF (X) THE DATE TENANT PROVIDES LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY AS CONTEMPLATED BY THE TERMS OF SECTION 21.3.2 ABOVE, OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE), OR (Y) THE DATE WHICH IS NINETY (90) DAYS AFTER THE LAST DAY OF THE PERIOD IDENTIFIED IN SECTION 21.3.2 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE).  IN THE EVENT THAT TENANT FAILS, DURING SUCH NINETY (90) DAY PERIOD FOLLOWING THE LAST DAY OF THE PERIOD IDENTIFIED IN SECTION 21.3.2 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE), TO PROVIDE LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY OR A REPLACEMENT L-C (AS APPLICABLE), THEN TENANT’S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED BY TWO HUNDRED PERCENT (200%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS NINETY (90) DAYS AFTER THE LAST DAY OF THE PERIOD IDENTIFIED IN SECTION 21.3.2 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE) AND ENDING ON THE DATE SUCH ADDITIONAL L-C(S) ARE ISSUED IN AN AMOUNT EQUAL TO THE DEFICIENCY OR SUCH A REPLACEMENT L-C IS ISSUED (AS APPLICABLE) PURSUANT TO THE TERMS OF SECTION 21.3.2 OR THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE). THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY LANDLORD AS A RESULT OF TENANT’S FAILURE TO TIMELY PROVIDE LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY  AS REQUIRED IN SECTION 21.3.2, OR A REPLACEMENT L-C AS CONTEMPLATED BY THE L-C FDIC REPLACEMENT NOTICE (AS APPLICABLE), AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION 21.3.3 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT LANDLORD’S RIGHTS AND TENANT’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS LEASE (EXCEPT THAT THE PARTIES SPECIFICALLY AGREE THAT THE FOREGOING PROVISION WAS AGREED TO IN LIEU OF MAKING FAILURE TO PROVIDE LANDLORD WITH ADDITIONAL L-C(S) IN AN AMOUNT EQUAL TO THE DEFICIENCY OR A REPLACEMENT L-C (AS APPLICABLE) A DEFAULT UNDER THIS LEASE).  THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO LANDLORD PURSUANT TO CALIFORNIA CIVIL

CODE SECTION 1671.  THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 21.3.3.

LANDLORD’S INITIALS	TENANT’S INITIALS

21.4        Transfer and Encumbrance.  The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease.  In the event of a transfer of Landlord’s interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord.  In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

21.5        L-C Not a Security Deposit.  Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws.  Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statue, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

21.6        Non-Interference By Tenant.  Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C.  No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner.

21.7        Waiver of Certain Relief.  Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

21.7.1     A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L-C or the Bank’s honoring or payment of sight draft(s); or

21.7.2     Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.

21.8        Remedy for Improper Drafts.  Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest at the Interest Rate and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of this Lease.  Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor.  In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Interest Rate from the next installment(s) of Base Rent.

21.9        Notices to Bank.  Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1        Full Floors.  Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2        Multi-Tenant Floors.  If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program.

23.3        Prohibited Signage and Other Items.  Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Tenant may not install any signs on the exterior or roof of the Project or the Common Areas.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4        Building Directory.  A building directory will be located in the lobby of the Building.  Tenant shall have the right, at Tenant’s sole cost and expense, to designate name strips to be displayed under Tenant’s entry in such directory at the rate of one (1) strip per each 1,000 rentable square feet of the Premises.  In the event that Landlord elects, in its sole discretion, to replace the currently existing fixed Building directory with an electronic directory, Tenant shall have the right, at Tenant’s sole cost and expense, to designate listings to be displayed under Tenant’s entry in such electronic directory at the rate of one (1) listing per each 1,000 rentable square feet of the Premises.

ARTICLE 24

COMPLIANCE WITH LAW

24.1        Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated.  At its sole cost and expense, Tenant shall promptly comply with all such governmental measures (collectively, “Applicable Laws”).  At its sole cost and expense, Tenant shall promptly comply with all Applicable Laws that relate to (i) Tenant’s use of the Premises, (ii) any Alterations made by Tenant to the Premises, and any improvements in the Premises, and (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises to the extent such Alterations are not normal and customary business office improvements, or Tenant’s use of the Premises for non-general office use.  Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations.  Except as expressly provided in this Article 24, Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.  For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).  As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows:  “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”  In furtherance of the foregoing, Landlord and Tenant hereby agree as follows:  (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp designated by Landlord; and (b) pursuant to the terms of Article 24 hereof, Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord’s option, either perform such repairs at Tenant’s sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1        Landlord’s Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein.  If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any Default of Tenant and without releasing Tenant from any obligations hereunder.

26.2        Tenant’s Reimbursement.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor:  (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended.  Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon not less than twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment.  Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform.  Tenant, at its own expense, may provide its own locks to an area within the Premises (“Secured Area”).  Tenant need not furnish Landlord with a key, but upon the Lease Expiration Date or earlier expiration or termination of Tenant’s right to possession, Tenant shall surrender all such keys to Landlord.  If Landlord must gain access to a Secured Area in a non-emergency situation, Landlord shall contact Tenant, and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to have such access.  Landlord shall comply with all reasonable security measures pertaining to the Secured Area.  If Landlord determines in its sole discretion that an emergency in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Secured Area, Tenant hereby authorizes Landlord to forcibly enter the Secured Area.  In such event, Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord.  Landlord shall have no obligation to provide either janitorial service or cleaning in the Secured Area.  Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes.  Except as expressly provided in this Lease, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the above purposes, Landlord shall at all times have a key (or other comparable means) with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.  No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

Commencing on the Lease Commencement Date, Tenant shall have the right to use up to the amount of parking passes set forth in Section 9 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facility.  Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of such parking passes by Tenant or the use of the parking facility by Tenant.  Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in Default.  Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements.  Landlord may, at any time, institute valet assisted parking, tandem parking stalls, “stack” parking, or other parking program within the Project parking facility, and Landlord may, at any time, designate all or any portion of Tenant’s unreserved parking passes for the use of parking in an offsite parking facility reasonably designated by Landlord, and Tenant and its employees shall comply with any such measures.  Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.  The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant except to a Transferee approved by Landlord in accordance with Article 14, without Landlord’s prior approval.  Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.  The Project parking facility includes an underground parking facility (the “City Parking Access Area”), which is available for public parking as set forth in this Article 28.  The City of Sunnyvale has the right, pursuant to that certain Declaration of Covenants, Conditions, and Restrictions and Reciprocal Easement Agreement (Downtown Sunnyvale Parking Structures) dated as of November 15, 2000 and recorded November 22, 2000, as Instrument Number 15470449 in the Official Records of Santa Clara County, California, to use 320 parking spaces in the City Parking Access Area for public parking during the hours of 6:00 PM and 6:00 AM, Monday through Friday, and at all times on Saturdays and Sundays and to use the entire Project parking facility for public parking for “special events” during evening and weekend hours up to eight (8) times per year as specified by the City of Sunnyvale (collectively, the “City Parking Rights”).  All parking rights of Tenant under this Lease are subject to the City Parking Rights, including without limitation the right of the City of Sunnyvale to collect fees for parking in the City Parking Access Area during the hours of 6:00 PM and 6:00 AM, Monday through Friday, and at all times on Saturdays and Sundays.  Landlord shall have the right to make reasonable modifications to the City Parking Rights, or to create, accept or adopt additional City Parking Rights, so long as they do not materially adversely affect Tenant’s parking rights as provided in this Article 28.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1        Terms; Captions.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2        Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3        No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4        Modification of Lease.  Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor.  At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5        Transfer of Landlord’s Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6        Prohibition Against Recording.  Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7        Landlord’s Title.  Landlord’s title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8        Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9        Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10      Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11      Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12      No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13      Landlord Exculpation.  The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Project, or (b) the equity interest Landlord would have in the Project  if the Project were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Project (as such value is determined by Landlord).  Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.  Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14      Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15      Right to Lease.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16      Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17      Waiver of Redemption by Tenant.  Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18      Notices.  All notices, demands, statements, designations, approvals  or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally.  Any Notice shall be sent, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made.  As of the date of this Lease, any Notices to Landlord must be sent or delivered, as the case may be, to the following addresses:

RiverRock Real Estate Group
Sunnyvale City Center
100 Mathilda Place, Suite 101
Sunnyvale, California  94086
Attention:  Bill Moyer, RPA, General Manager
and

J.P. Morgan Investment Management Inc.
2029 Century Park East, Suite 4150
Los Angeles, California  90067
Attention:  Christine Kang, Vice President

and

Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars
Suite 1800
Los Angeles, California  90067
Attention:  Anton N. Natsis, Esq.

29.19      Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20      Authority.  If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

29.21      Attorneys’ Fees.  In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22      Governing Law; WAIVER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the laws of the State of California.  IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23      Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24      Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Landlord shall pay the commission due to the Brokers by separate agreement and Tenant shall have no liability therefor.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25      Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26      Project or Building Name and Signage.  Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire.  Tenant shall not use the words “Sunnyvale City Center” or the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27      Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document.  Both counterparts shall be construed together and shall constitute a single lease.

29.28      Confidentiality.  Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.  Notwithstanding the foregoing, Landlord acknowledges and agrees that, if Tenant becomes a U.S. publically traded company, this Section shall not apply to the extent that Tenant is required to disclose this Lease in compliance with U.S. securities laws and regulations and stock exchange rules.

29.29      Development of the Project.

29.29.1                  Subdivision.  Landlord reserves the right to further subdivide all or a portion of the Project.  Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.29.2                  The Other Improvements.  If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, provided that Tenant’s rights under this Lease are not materially impaired, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project.  Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.29.3                  Construction of Project and Other Improvements.  Tenant acknowledges that portions of the Project and/or the Other Improvements may be subject to demolition or construction following Tenant’s occupancy of the Premises, and that such construction may temporarily result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project.  Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such demolition or construction.

29.30      Building Renovations.  It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter.  However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises.  Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent, except as expressly provided in Section 6.4 above.  Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.

29.31      No Violation.  Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32      Communications and Computer Lines.  Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith.  All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”).  Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove all Lines installed by Tenant, and repair any damage caused by such removal.  In the event that Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Lines, Landlord may do so and may charge the cost thereof to Tenant.  In addition, Landlord reserves the right at any time to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

29.33      Access Control Cards.  Landlord shall have the right to institute and or continue the use of access control systems and/or procedures at the Building and/or Project that may include the provision of personal access control cards to individual employees of Tenant.  In such event, any such cards shall be personal to each particular employee, and Tenant shall cooperate with Landlord in order to ensure that such cards are used by employees of Tenant only, and are not transferred to any other persons.  Tenant shall additionally comply with any other reasonable requirements instituted or already used by Landlord in connection with such systems or procedures.

29.34      Transportation Management.  Tenant shall comply with all future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Project.  In connection with such compliance, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.35      Wireless Communications.

29.35.1                  Landlord’s Wireless Communication Equipment.  Tenant acknowledges that Landlord may elect, in its sole and absolute discretion, to install and maintain (either itself or through a third party service provider) certain office and communications services (specifically including, without limitation, wireless communication equipment) in the Building or Project, or any portion thereof (“Landlord’s Communication Equipment”).

29.35.2                  Tenant’s Wireless Communication Equipment.  Subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and subject to, in accordance with, and the terms and conditions set forth in Article 8, above, and this Section 29.35, Tenant may install and maintain, at Tenant’s sole cost and expense, wireless communication equipment within the Premises (the “Wireless Communication Equipment”).  Such

Wireless Communication Equipment shall be used for wireless communications within the Premises only, and shall be for the servicing of the operations conducted by Tenant from within the Premises.  Tenant shall not be entitled to license its Wireless Communication Equipment to any third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Communication Equipment by any third party.  Such Wireless Communication Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations.

29.35.3                  Use of Wireless Equipment.  Tenant hereby acknowledges and agrees that its use of the Wireless Communication Equipment (i) shall not be permitted to interfere with any wireless communication equipment or other equipment of any other tenant or occupant of the Building or Project, (ii) shall not be permitted to interfere with any wireless communication equipment or other equipment of any other third-party with whom Landlord has any third-party agreement, and (iii) shall not be permitted to interfere with Landlord’s Communication Equipment.  Landlord shall use commercially reasonable efforts to ensure that Landlord’s Communication Equipment does not interfere with Tenant’s Wireless Communication Equipment; provided, however, Tenant hereby acknowledges and agrees that Landlord has made no warranty or representation to Tenant with respect to the suitability of the Premises for any wireless communications, specifically including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Wireless Communication Equipment and the presence of any interference with such signals whether emanating from Landlord’s Communication Equipment, the Building, the Project or otherwise.  In no event shall any such interfere with Tenant’s Wireless Communication Equipment have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

29.36      Fitness Center.  Subject to the provisions of this Section 29.36, so long as Tenant is not in Default under this Lease, and provided Tenant’s employees execute Landlord’s standard waiver of liability form, then Tenant’s employees (the “Fitness Center Users”) shall be entitled to use the fitness center in the building located on the first (1st) floor of the building located at 100 Mathilda Place, Sunnyvale, California, or similar facilities serving the Project (collectively, the “Fitness Center”) during the Lease Term.  The costs of operating, maintaining and supplying the Fitness Center shall be included in Operating Expenses.  The use of the Fitness Center shall be subject to the rules and regulations that may be established from time to time by Landlord for the Fitness Center.  Landlord and Tenant acknowledge that the use of the Fitness Center by the Fitness Center Users shall be at their own risk and that the terms and provisions of Section 10.1 of this Lease shall apply to Tenant and the Fitness Center Users’ use of the Fitness Center.  Tenant shall not permit any person other than the Fitness Center Users to use the Fitness Center without the prior written approval of Landlord or Landlord’s representative.  All Fitness Center Users and approved guests must have pre-authorized keycards to enter the Fitness Center.  Fitness Center Users’ keycards shall not be shared and shall only be used by the individual to whom such keycard was issued.  Failure to abide by this rule may result in immediate termination of such Fitness Center User’s right to use the Fitness Center.  Tenant acknowledges that the provisions of this Section 29.36 shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Fitness Center (or any other fitness facility) throughout the Lease Term, and Landlord shall have the right, at Landlord’s sole discretion, to expand, contract, eliminate or otherwise modify the Fitness Center.  In addition, in the event that Landlord no longer owns the building(s) in which the Fitness Center is located, the rights of Tenant and the Fitness Center Users to use the Fitness Center may, at Landlord’s option, be terminated.  No expansion, contraction, elimination or modification of the Fitness Center, and no termination of Tenant’s or the Fitness Center Users’ right to the Fitness Center shall entitle Tenant to an abatement or reduction in Rent, or constitute a constructive eviction, or result in an event of default by Landlord under this Lease.

29.37      No Discrimination.  There shall be no discrimination against, or segregation of, any person or persons on account of sex, marital status, race, color, religion, creed, national origin, sexual orientation, familial status, disability or ancestry in the Transfer of the Premises, or any portion thereof, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees of the Premises, or any portion thereof.

29.38      Rent from Real Property.  Tenant and Landlord intend that all amounts payable by Tenant to Landlord shall qualify as “rents from real property,” and will otherwise not constitute “unrelated business taxable income” or “impermissible tenant services income,” all within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”).  In the event that Landlord reasonably determines that there is any risk that any amount payable under this Lease shall not qualify as “rents from real property” or will otherwise constitute unrelated business taxable income or impermissible tenant services income within the meaning of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (a) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all amounts payable under the Lease as “rents from real property” and (b) to permit (and, upon request, to acknowledge in writing) an assignment of certain services under this Lease, and, upon request, to enter into direct agreements with the parties furnishing such services.  Notwithstanding the foregoing, Tenant shall not be required to take any action pursuant to the preceding sentence (including acknowledging in writing an assignment of services pursuant thereto) if such action would result in (i) Tenant’s incurring more than de minimis additional liability under the Lease or (ii) more than a de minimis negative change in the quality or level of Building operations or services rendered to Tenant under this Lease.  For the avoidance of doubt, (A) if Tenant does not acknowledge in writing an assignment as described in clause (ii) above (it being agreed that Tenant shall not unreasonably withhold, condition or delay such acknowledgment so long as the criteria in clauses (i) and (ii) are satisfied), then Landlord shall not be released from liability under this Lease with respect to the services so assigned; and (B) nothing in this Section shall limit or otherwise affect Landlord’s ability to assign its entire interest in this Lease to any party as part of a conveyance of Landlord’s ownership interest in the Building.

29.39      Services.  Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord’s option, be furnished from time to time, in whole or in part, by employees of Landlord or Landlord’s managing agent or its employees or by one or more third persons hired by Landlord or the Landlord’s managing agent.  Tenant agrees that upon Landlord’s written request it will enter into direct agreements with the Landlord’s managing agent or other parties designated by Landlord for the furnishing of any such services required to be furnished by Landlord hereunder, in the form and content approved by Landlord, provided however that no such contract shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease, and provided further that no such contract shall result in Tenant having materially greater obligations or receiving less services than it is presently obligated for or entitled to receive under this Lease or, services of a lesser quality.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

SPF MATHILDA, LLC,
a Delaware limited liability company

By:	/s/ Lauren B. Graham
	Name:	Lauren B. Graham
	Its:	V.P.

“Tenant”:

CROWDSTRIKE, INC.,
a Delaware corporation

By:	/s/ Burt Podbere
	Name:	Burt Podbere
	Its:	CFO

By:
Name:
Its:

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EXHIBIT A

SUNNYVALE CITY CENTER

OUTLINE OF PREMISES

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EXHIBIT B

SUNNYVALE CITY CENTER

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.  All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Work Letter” shall mean the relevant portion of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE PREMISES

Tenant acknowledges that Tenant has thoroughly examined the Premises.  Upon the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver the Premises and Tenant shall accept the Premises from Landlord in their presently existing, “as-is” condition as of the date of this Lease, except as otherwise expressly provided in the Lease.

SECTION 2

TENANT IMPROVEMENTS

2.1          Tenant Improvement Allowance.  Tenant shall be entitled to the one-time Tenant Improvement Allowance for the costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed to the Premises (the “Tenant Improvements”).  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance, except to the extent specifically required by the terms of the Lease and this Tenant Work Letter.  All Tenant Improvements for which the Tenant Improvement Allowance has been utilized shall be deemed Landlord’s property under the terms of the Lease.  In the event that Tenant shall fail to use the entire Tenant Improvement Allowance within one (1) year following the Delivery Date, such unused amounts shall be the sole property of Landlord and Tenant shall have no claim to any such unused amounts.

2.2          Disbursement of the Tenant Improvement Allowance.

2.2.1       Tenant Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

2.2.1.1    Payment of the fees of the “Architect/Space Planner” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Documents,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2    The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3    The cost of construction of the Tenant Improvements, including, without limitation, demolition, testing and inspection costs, trash removal costs, parking fees, after-hours utilities usage and contractors’ fees and general conditions;

2.2.1.4    The cost of any changes anywhere in the base building or the floor of the Building on which the Premises is located, when such changes are required by the Construction Documents (including if such changes are due to the fact that such work is prepared on an unoccupied basis) or to comply with applicable governmental regulations or building codes (collectively, the “Code”), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5    The cost of any changes to the Construction Documents or Tenant Improvements required by Code;

2.2.1.6    Sales and use taxes and Title 24 fees;

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2.2.1.7 the “Landlord Coordination Fee,” as that term is defined in Section 4.2.6 of this Tenant Work Letter; and

2.2.1.8  the cost of combining the Premises with Tenant’s adjacent space and/or Tenant’s space adjacent thereto, as described in Section 8.7 of the Lease; and

2.2.1.9  All other costs approved by or expended by Tenant in connection with the construction of the Tenant Improvements.

2.2.2       Disbursement of Tenant Improvement Allowance.  During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1    Monthly Disbursements.  On or before the twentieth (20th) day of each calendar month during the construction of the Tenant Improvements (the “Submittal Date”) (or such other date as Landlord may designate), Tenant shall deliver to Landlord:  (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises (if such invoice is for the Contractor, the Contractor will need to provide an application and certificate for payment [AIA form G702-1992 or equivalent] signed by the Architect/Space Planner, and a breakdown sheet [AIA form G703-1992 or equivalent]); (iii) an original letter from the Tenant approving such invoices and requesting payment from the Tenant Improvement Allowance; (iv) executed mechanic’s lien releases, which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord or Tenant, from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (v) all other information reasonably requested by Landlord.  Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request.  On or before the date occurring thirty (30) days after the Submittal Date, and assuming Landlord receives all of the information described in items (i) through (v), above, and subject to Tenant first disbursing any portion of the Over-Allowance Amount (as defined below) in accordance with Section 4.2.1, Landlord shall deliver a check to Tenant made to Tenant’s Agent (or to Tenant if such invoices were previously paid by the Tenant) in payment of the lesser of:  (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions shall be known as the “Final TI Allowance Reimbursement”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final TI Allowance Reimbursement), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Construction Documents”, as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason as provided in this Lease.  Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2    Final TI Allowance Reimbursement.  Subject to the provisions of this Tenant Work Letter, a check for the Final TI Allowance Reimbursement payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord (a) properly executed, unconditional final mechanic’s lien releases from all of Tenant’s Agents, showing the amounts paid, in compliance with California Civil Code Sections 8132, 8134, 8136 and 8138, (b) Contractor’s last application and certificate for payment (AIA form G702 1992 or equivalent) signed by the Architect/Space Planner, (c) a breakdown sheet (AIA form G703 1992 or equivalent), (d) original stamped building permit plans, (e) copy of the building permit, (f) original stamped building permit inspection card with all final sign-offs, (g) full size bond copies and a CD R disk containing electronic files of the “as built” drawings of the Tenant Improvements in both “dwg” and “pdf” formats, from the Architect/Space Planner for architectural drawings, and from the Contractor for all other trades, (h) air balance reports, (i) excess energy use calculations, (j) one year warranty letters from Tenant’s Agents, (k) manufacturer’s warranties and operating instructions, (l) final punchlist completed and signed off by Tenant and the Architect/Space Planner, (m) letters of compliance from the Engineers stating that the Engineers have inspected the Tenant Improvements and that they complies with the Engineers’ drawings and specifications, (n) a copy of the recorded Notice of Completion, and (o) a final list of all contractors/vendors/consultants retained by Tenant in connection with the Tenant Improvements and any other improvements in the Premises pursuant to this Tenant Work Letter, including, but not limited to, the Contractor, other contractors, subcontractors and the remaining Tenant’s Agents, the Architect/Space Planner, the Engineers, systems furniture vendors/ installers, data/telephone cabling/equipment vendors/installers, etc., which final list shall set forth the full legal name, address, contact name (with telephone/fax/e mail addresses) and the total price paid by Tenant for goods and services to each of such contractors/vendors/consultants (collectively, the “Final Close Out Package”),

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and (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building.

2.3          Construction Rules, Requirements, Specifications, Design Criteria and Building Standards.  Upon Tenant’s request, Landlord shall deliver to Tenant Landlord’s construction rules, regulation, requirements and procedures, and specifications, design criteria and Building standards with which Tenant, the “Architect/Space Planner,” as that term is defined below, and all Tenant’s Agents must comply in designing and constructing the Tenant Improvements in the Premises (the “Construction Rules, Requirements, Specifications, Design Criteria and Building Standards”).

SECTION 3

CONSTRUCTION DOCUMENTS

3.1          Selection of Architect/Space Planner/Construction Documents.  Tenant shall retain a licensed, competent, reputable architect/space planner experienced in high-rise office space design selected by Tenant and reasonably approved by Landlord (the “Architect/Space Planner”) to prepare the Construction Documents.  Tenant shall retain Landlord’s engineering consultants (the “Engineers”) to prepare all plans and engineering Construction Documents relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises.  The plans and drawings to be prepared by Architect/Space Planner and the Engineers hereunder shall be known collectively as the “Construction Documents.”  All Construction Documents shall comply with Landlord’s drawing format and specifications.  Landlord’s review of the Construction Documents as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Documents are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Documents, and Tenant’s waiver and indemnity set forth in Section 10.1 of this Lease shall specifically apply to the Construction Documents.  Furthermore, Tenant and Architect/Space Planner shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect/Space Planner shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.

3.2          Final Space Plan.  Tenant shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Premises before any architectural Construction Documents or engineering drawings have been commenced.  The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein.  Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan.  Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

3.3          Final Construction Documents.  After the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect/Space Planner and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect/Space Planner shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing Construction Documents in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Construction Documents”) and shall submit the same to Landlord for Landlord’s approval.  Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Construction Documents.  Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Construction Documents for the Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall immediately revise the Final Construction Documents in accordance with such review and any disapproval of Landlord in connection therewith.

3.4          Approved Construction Documents.  The Final Construction Documents shall be approved by Landlord (the “Approved Construction Documents”) prior to the commencement of construction of the Premises by Tenant.  After approval by Landlord of the Final Construction Documents Tenant shall cause the Architect/Space Planner to submit the Approved Construction Documents to the appropriate municipal authorities for all architectural and structural permits (the “Permits”), provided that (a) the Architect/Space Planner shall provide Landlord with a copy of the package that it intends to submit prior to such submission, and (b) if there are Base Building modifications required to obtain the Permits, then Tenant shall obtain Landlord’s prior written consent to any such Base Building modifications.  Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible

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for obtaining any building permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Premises) for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in performing ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Premises).  No changes, modifications or alterations in the Approved Construction Documents may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

3.5          Restoration Obligations for Tenant Improvements.  Concurrently with Landlord’s approval of the Final Space Plan, Landlord shall notify Tenant which portions of the Tenant Improvements, if any, that must be removed from the Premises by Tenant, at Tenant’s sole cost and expense, upon the expiration or earlier termination of the Lease Term.  Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Project caused by Tenant’s removal of any such portions of the Tenant Improvements or by the closing of any slab penetrations, and upon default thereof, Tenant shall reimburse Landlord for Landlord’s reasonable cost of repairing and restoring such damage.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1          Tenant’s Selection of Contractors.

4.1.1       The Contractor.  Tenant shall retain a licensed general contractor selected by Tenant and reasonably approved by Landlord (the “Contractor”), as contractor for the construction of the Tenant Improvements, which Contractor shall be a qualified, reputable, general contractor experienced in class A, mid-rise office building tenant improvement construction in  Sunnyvale, California, or other comparable cities in the San Francisco Bay Area.

4.1.2       Tenant’s Agents.  The Architect/Space Planner, Engineers, consultants, Contractor, other contractors, vendors, subcontractors, laborers, and material suppliers retained and/or used by Tenant shall be known collectively as the “Tenant’s Agents.”  For the following trades, only those contractors, subcontractors, laborers, and material suppliers listed in the Construction Rules, Requirements, Specifications, Design Criteria and Building Standards may be selected by Tenant:  Asbestos, Cable Television, Electrical, Elevators, Fire Sprinklers, Fire / Life Safety, HVAC, HVAC Air Balance, Plumbing, Roofing (as listed for each building comprising the Project), and Waste.  The Electrical, Fire Sprinklers, Fire / Life Safety, HVAC and Plumbing must be engineered by, and any structural engineering must be conducted by, an engineer or engineers approved by Landlord.

4.2          Construction of Tenant Improvements by Tenant’s Agents.

4.2.1       Construction Contract; Cost Budget.  Prior to execution of a construction contract, Tenant shall submit a copy of the proposed contract with the Contractor for the construction of the Tenant Improvements, including the general conditions with Contractor (the “Contract”) to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Following execution of the Contract and prior to commencement of construction, Tenant shall provide Landlord with a fully executed copy of the Contract for Landlord’s records.  Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids and proposals for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, for all of Tenant’s Agents, of the final estimated costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (the “Construction Budget”), which costs shall include, but not be limited to, the costs of the Architect’s and Engineers’ fees and the Landlord Coordination Fee.  The amount, if any, by which the total costs set forth in the Construction Budget exceed the amount of the Tenant Improvement Allowance is referred to herein as the “Over Allowance Amount”.

In the event that an Over-Allowance Amount exists, then prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount equal to the Over-Allowance Amount.  The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance.  In the event that, after the total costs set forth in the Construction Budget have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs for such design and construction in excess of the total costs set forth in the Construction Budget shall be added to the Over-Allowance Amount and the total costs set forth in the Construction Budget, and such additional costs shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord’s option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in items

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(i), (ii), (iii) and (iv) of Section 2.2.2.1 of this Tenant Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs.  All Tenant Improvements paid for by the Over-Allowance Amount shall be deemed Landlord’s property under the terms of the Lease.

4.2.2       Tenant’s Agents.

4.2.2.1    Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work.  Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Construction Documents; (ii) Tenant and Tenant’s Agents shall not, in any way, materially interfere with, obstruct, or delay, the work of Landlord’s base building contractor and subcontractors with respect to the Base Building or any other work in the Building;  (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord with respect to the use of parking, freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements and Tenant shall promptly execute all documents including, but not limited to, Landlord’s standard contractor’s rules and regulations, as Landlord may deem reasonably necessary to evidence or confirm Tenant’s agreement to so abide.

4.2.2.2    Indemnity.  Tenant’s indemnity of Landlord as set forth in Section 10.1 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.  Such indemnity by Tenant, as set forth in Section 10.1 of this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of  any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Premises) for the Premises.

4.2.2.3    Requirements of Tenant’s Agents.  Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any material defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the  completion of the work performed by such contractor or subcontractors.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4    Insurance Requirements.

4.2.2.4.1           General Coverages.  All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 10 of this Lease, and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors.

4.2.2.4.2           Special Coverages.  Tenant or Contractor shall carry “Builder’s All Risk” insurance in an amount approved by Landlord, which shall in no event be less than the amount actually carried by Tenant or Contractor, covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.

4.2.2.4.3           General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction

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of the Tenant Improvements and before the Contractor’s equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense.  Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant and which shall name Landlord, and any other party that Landlord so specifies, as additional insured as to the full limits required hereunder for such entire ten (10) year period.  All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.  Landlord may, in its discretion, as provided in Section 8.3 of this Lease, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

4.2.3       Governmental Compliance.  The Tenant Improvements shall comply in all respects with the following:  (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4       Inspection by Landlord.  Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same.  Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5       Meetings.  Commencing upon the execution of this Lease, Tenant shall hold regular meetings with the Architect/Space Planner and the Contractor regarding the progress of the preparation of Construction Documents and the construction of the Tenant Improvements, which meetings shall be held at the office of the Project, at a time mutually agreed upon by Landlord and Tenant, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings.  In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.  One such meeting each month shall include the review of Contractor’s current request for payment.

4.2.6       Landlord Coordination Fee.  Tenant shall pay a construction supervision and management fee (the “Landlord Coordination Fee”) to Landlord in an amount equal to three percent (3%) of the hard and soft costs of the Tenant Improvements.

4.3          Notice of Completion.  Within five (5) days after the final completion of construction of the Tenant Improvements, including, without limitation, the completion of any punch list items, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Mateo in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.  At the conclusion of construction and prior to Landlord’s payment of the Final TI Allowance Reimbursement, (i) Tenant shall cause the Contractor and the Architect/Space Planner (A) to update the Approved Construction Documents through annotated changes, as necessary, to reflect all changes made to the Approved Construction Documents during the course of construction, (B) to certify to the best of the Architect/Space Planner’s and Contractor’s knowledge that such updated Approved Construction Documents are true and correct, which certification shall survive the expiration or termination of this Lease, as hereby amended, and (ii) Tenant shall deliver to Landlord the Final Close Out Package.  Landlord shall, at Tenant’s expense, update Landlord’s “as-built” master plans, for the

6

floor(s) on which the Premises are located, if any, including updated vellums and electronic CAD files, all of which may be modified by Landlord from time to time, and the current version of which shall be made available to Tenant upon Tenant’s request.

SECTION 5

MISCELLANEOUS

5.1          Tenant’s Representative.  Tenant has designated Robin Cline  (robin.cline@crowdstrike.com) as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2          Landlord’s Representative.  Landlord has designated Bill Moyer as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3          Time of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references in this Tenant Work Letter to a “number of days” shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4          Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in this Lease, if a Default as described in Section 19.1 of this Lease or  under this Tenant Work Letter has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such Default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

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EXHIBIT C

SUNNYVALE CITY CENTER

NOTICE OF LEASE TERM DATES

To:

Re:                             Office Lease dated             , 201  between                     , a                       (“Landlord”), and                        , a                         (“Tenant”) concerning Suite        on floor(s)            of the office building located at                             , Sunnyvale, California.

Ladies and Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.                                      The Delivery Date occurred on                  .

2.                                      The Lease Term shall commence on or has commenced on               for a term of                 ending on                .

3.                                      Rent commenced to accrue on             , in the amount of             .

4.                                      If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter shall be for the full amount of the monthly installment as provided for in the Lease.

5.                                      Your rent checks should be made payable to            at               .

6.                                      The exact number of rentable square feet within the Premises is 10,893 square feet.

7.                                      Tenant’s Share as adjusted based upon the exact number of rentable square feet within the Premises is 8.1280%.

Failure of Tenant to timely execute and deliver this Notice of Lease Term Dates shall constitute an acknowledgment by Tenant that the statements included in this notice are true and correct, without exception.

“Landlord”:

,
a

By:
Its:

Agreed to and Accepted as
of , 201 .

“Tenant”:

a

By:
Its:

1

EXHIBIT D

SUNNYVALE CITY CENTER

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.  In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.             Except as expressly provided in this Lease, Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.  Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.  Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2.             All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.             Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the downtown area of Sunnyvale, California.  Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building.  Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register.  Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building.  Landlord will furnish passes to persons for whom Tenant requests same in writing.  Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons.  The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.             No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord.  All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates.  Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.   Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.             No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6.             The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord.  Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7.             No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord.  Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8.             The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of

1

this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9.             Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent.  Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

10.          Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11.          Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.

12.          Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13.          Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way.  Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14.          Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, firearms, or, except in areas designated by Landlord, bicycles or other vehicles.

15.          No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16.          The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary.  Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.  Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17.          Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18.          Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19.          Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20.          Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the downtown area of Sunnyvale, California without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21.          Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.          Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to

2

and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23.          No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes.  All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.  Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24.          The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25.          Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26.          Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

27.          Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project.  Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof.  Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences.  Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28.          All non-standard office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

29.          Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30.          No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31.          No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

32.          Tenant shall have the exclusive right to use its reserved parking spaces, if any, from 6:00 A.M. to 6:00 P.M. Monday through Friday.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

3

EXHIBIT E

SUNNYVALE CITY CENTER

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of            , 201   by and between                 as Landlord, and the undersigned as Tenant, for Premises on the                floor(s) of the office building located at               , Sunnyvale, California             , certifies as follows:

1.             Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.             The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on           , and the Lease Term expires on            , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.             Base Rent became payable on             .

4.             The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.             Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.             Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7.             All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through            .  The current monthly installment of Base Rent is $                     .

8.             All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9.             No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10.          As of the date hereof, to Tenant’s actual knowledge, there are no existing defenses or offsets, or, to the undersigned’s actual knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11.          If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.          There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13.          Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14.          To the undersigned’s actual knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

1

Executed at                on the      day of            , 201  .

“Tenant”:

,
a

By:
Its:

By:
Its:

2

EXHIBIT F

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

FAX NO. [( ) - ] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]

DATE OF ISSUE:

BENEFICIARY: [Insert Beneficiary Name And Address]	APPLICANT: [Insert Applicant Name And Address]

LETTER OF CREDIT NO.

EXPIRATION DATE: AT OUR COUNTERS	AMOUNT AVAILABLE: USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.             IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant’s Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON (Expiration Date) AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1.             THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

2.             BENEFICIARY’S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord’s Name], A [Insert Entity Type] (“LANDLORD”) STATING THE FOLLOWING:

“THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE,  HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD                        IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT UNDER SUCH LEASE TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO.             AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.             AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

1

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.             AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING.  [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT’S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR  FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS CREDIT FOR ANY SUCH ADDITIONAL PERIOD.  SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE.  IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF (Expiration Date).

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES BY APPLICANT.  IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: ‘‘DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO.            .”

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time — (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY.  IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time — (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY.  AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.  IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

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PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE.  PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETTER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert Fax Number — (   )    -    ], ATTENTION:  [Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number — (   )    -    ] OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER.  WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION.  ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH FOLLOWING THIS ONE.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, (Expiration Date).

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,

(Name of Issuing Bank)

By:

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EXHIBIT G-1

SUITE 300 FIRST OFFER SPACE

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EXHIBIT G-2

SUITE 302 FIRST OFFER SPACE

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FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this “Amendment”) is dated as of September 18, 2017, between SPF MATHILDA, LLC, a Delaware limited liability company (“Landlord”), and CROWDSTRIKE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                    Landlord and Tenant entered into that certain Office Lease dated as of April 4, 2017 (the “Lease”), pursuant to which Tenant leases from Landlord certain premises (the “Existing Premises”) on the third (3rd) floor of that certain building located at 150 Mathilda Place, Sunnyvale, California (the “Building”).  All capitalized terms not defined herein shall have the respective meanings given to them in the Lease.

B.                                    The Lease Term is scheduled to expire on June 30, 2022.

C.                                    Landlord and Tenant desire to amend the Lease to provide for (i) the leasing by Tenant of additional space on the first (1st) floor of the Building, (ii) the leasing by Tenant of additional space on the second (2nd) floor of the Building, and (iii) certain other Lease modifications, all as more particularly set forth herein.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                      Temporary Premises.  During the period commencing on the Temporary Premises Commencement Date (as defined below) and ending sixty (60) days thereafter (the “Temporary Premises Termination Date”), Landlord shall lease to Tenant, and Tenant shall lease from Landlord, temporary premises (the “Temporary Premises”) located on the first (1st) floor of the Building comprising approximately 4,845 rentable square feet and known as Suite 102.  The Temporary Premises are depicted on Exhibit A attached hereto.  The “Temporary Premises Commencement Date” shall mean the date that Landlord delivers the Temporary Premises to Tenant in the condition described below, which is anticipated to occur on the business day immediately after the execution of this Amendment.  Notwithstanding anything to the contrary in this Section 1, Landlord’s failure to deliver the Temporary Premises to Tenant on the estimated Temporary Premises Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages.  Tenant’s lease of the Temporary Premises shall be on the same terms and conditions as applicable to the Premises, except that (i) during the period commencing on the Temporary Premises Commencement Date and ending on the Temporary Premises Termination Date, Tenant shall not be required to pay Base Rent with respect to its lease of the Temporary Premises, (ii) with respect to the Temporary Premises, Tenant shall not be required to pay Tenant’s Share of Building Direct Expenses, and (iii) no additional parking passes shall be allocated to Tenant in connection with its lease of the Temporary Premises.  The Temporary Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord and Landlord shall have no obligation to make or pay for any alterations, additions, improvements or renovations in the Temporary Premises to prepare the Temporary Premises for Tenant’s occupancy.  On the Temporary Premises Termination Date or such earlier termination of Tenant’s lease of the Temporary Premises, Tenant shall surrender the Temporary Premises to Landlord in accordance with the terms of Article 15 of the Lease.  Notwithstanding the foregoing, if Tenant occupies the Temporary Premises beyond the Temporary Premises Termination Date with Landlord’s consent, such occupancy shall be on a

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month-to-month basis until terminated by either party upon at least fourteen (14) days prior written notice and, during such period, Tenant shall pay (x) Base Rent for the Temporary Premises in an amount equal to $28,101.00 per month, and (y) Tenant’s Share of Building Direct Expenses for the Temporary Premises.  Tenant’s Share for the Temporary Premises shall be 3.6152%.

2.                                      Extension of Lease Term.  With respect to the Existing Premises and the Additional Premises (as defined below), the Lease Term is extended for an additional period (the “Extension Term”) and shall now expire on June 30, 2023 (the “New Expiration Date”).  During the Extension Term, all of the terms, covenants and conditions of the Lease shall be applicable, except as set forth herein.

3.                                      Additional Premises.  Effective as of the Additional Premises Commencement Date (as defined below), and continuing for the balance of the Lease Term, the space on the second (2nd) floor of the Building shown outlined on the attached Exhibit B (the “Additional Premises”) shall be added to the Premises covered by the Lease.  The Additional Premises is known as Suite 200 of the Building.  Commencing on the Additional Premises Commencement Date, all references in the Lease and in this Amendment to the “Premises” shall be deemed to refer to the Existing Premises and the Additional Premises, collectively (and also, to the extent applicable, the Temporary Premises).  Landlord and Tenant hereby stipulate for all purposes of the Lease that the rentable square footage of the Additional Premises is deemed to be 7,668 rentable square feet.  The combined rentable square footage of the Existing Premises and the Additional Premises is 18,561 rentable square feet.

The “Additional Premises Commencement Date” shall mean the date on which Landlord shall deliver the Additional Premises to Tenant in the condition described in Section 4 below.  The scheduled Additional Premises Commencement Date is October 1, 2017.  If Landlord is unable to deliver possession of the Additional Premises to Tenant on the scheduled Additional Premises Commencement Date for any reason whatsoever, neither this Amendment nor the Lease shall be void or voidable, nor shall any such delay in delivery of possession of the Additional Premises operate to extend the Lease Term beyond the New Expiration Date or amend Tenant’s obligations hereunder or under the Lease.  In such event, however, the Additional Premises Commencement Date shall be delayed by the same number of days as the delay in delivery.  Upon either party’s request after the Additional Premises Commencement Date, the parties shall execute a letter confirming the Additional Premises Commencement Date and the New Expiration Date.

Tenant and its authorized agents, contractors, subcontractors and employees shall be granted a license by Landlord to enter upon the Additional Premises, at Tenant’s sole risk and expense, fifteen (15) days prior to the Additional Premises Commencement Date for the purposes of installing furniture, fixtures and equipment; provided, however, that (i) the provisions of the Lease, as amended hereby, other than with respect to the payment of Base Rent and Building Direct Expenses for the Additional Premises, shall apply during such early entry, including, but not limited to, the provisions of Article 10 of the Lease relating to Tenant’s indemnification of Landlord, (ii) Tenant shall pay all utility, service and maintenance charges for the Additional Premises attributable to Tenant’s early entry and use of the Additional Premises as reasonably determined by Landlord, and (iii) prior to such entry, Tenant shall have delivered to Landlord (A) an executed original of this Amendment, (B) payment in an amount equal to the Base Rent for the Additional Premises for the first (1st) month) of the Lease Term in which Base Rent is due for the Additional Premises, and (C) the Additional L-C (as defined below).  Upon Tenant’s breach of any of the foregoing conditions, Landlord may, in addition to exercising any of its other rights and remedies set forth herein, revoke such license upon written notice to Tenant.

4.                                      Condition of Additional Premises and Existing Premises.  Landlord shall cause the Building systems serving the Additional Premises to be, as of the Additional Premises Commencement

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Date, in good working order and condition; provided, however, that the foregoing shall not imply any representation or warranty as to the useful life of such systems.  Except as provided in this Section 4 and the work letter attached hereto as Exhibit C (the “Tenant Work Letter”), Tenant shall accept the Additional Premises and the Existing Premises in their as-is condition as of the Additional Premises Commencement Date and Landlord shall have no obligation to make or pay for any alterations, additions, improvement or renovations in or to the Additional Premises or the Existing Premises.

5.                                      Base Rent.

5.1                               Additional Premises.  Commencing as of the Additional Premises Commencement Date and continuing through the New Expiration Date, Tenant shall pay Base Rent for the Additional Premises pursuant to the Lease in the following amounts:

Period	Monthly Base Rent

Additional Premises Commencement Date — 09/30/18*	$44,474.40
10/01/18 — 09/30/19	$45,808.63
10/01/19 — 09/30/20	$47,182.89
10/01/20 — 09/30/21	$48,598.38
10/01/21 — 09/30/22	$50,056.33
10/01/22 — 06/30/23	$51,558.02

*Provided that Tenant is not then in Default of the Lease, as amended, beyond any applicable notice and cure period set forth in the Lease, Landlord hereby agrees that Tenant shall not be required to pay Base Rent with respect to the Additional Premises for the period commencing on the Additional Premises Commencement Date and ending three (3) months thereafter (the “AP Rent Abatement Period”).  The total amount of Base Rent abated during the AP Rent Abatement Period with respect to the Additional Premises shall not exceed $133,423.20 (the “AP Rent Abatement”).  Notwithstanding the foregoing, during the AP Rent Abatement Period, Tenant shall remain obligated to pay, in accordance with the terms of the Lease, as amended, (i) Tenant’s Share of Building Direct Expenses, and (ii) any and all taxes and other charges as set forth in Section 4.5 of the Lease.  Tenant acknowledges and agrees that the foregoing AP Rent Abatement has been granted to Tenant as additional consideration for entering into this Amendment and for agreeing to pay the Rent and performing the terms and conditions otherwise required under the Lease, as amended.  If Tenant shall be in Default under the Lease, as amended, prior to the end of the AP Rent Abatement Period, and shall fail to cure such Default within the notice and cure period, if any, permitted for cure pursuant to the Lease, as amended, and Landlord elects to terminate the Lease because of such Default, then Landlord may at its option, by notice to Tenant, elect, in addition to any other remedies Landlord may have under the Lease, as amended, to require that Tenant shall immediately become obligated to pay to Landlord all Rent abated hereunder during the AP Rent Abatement Period with respect to the AP Rent Abatement, with interest as provided pursuant to the Lease from the date such Rent would have otherwise been due but for the abatement provided herein.

5.2                               Existing Premises.  Prior to June 30, 2022, Tenant shall continue to pay Base Rent for the Existing Premises as set forth in the Lease, except as set forth below with respect to the EP Rent Abatement (as defined below).  Commencing as of July 1, 2022 and continuing thereafter through

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the New Expiration Date, Tenant shall pay Base Rent for the Existing Premises pursuant to the Lease in the following amounts:

Period	Monthly Base Rent

07/01/22 — 06/30/23	$73,309.89

*Provided that Tenant is not then in Default of the Lease, as amended, beyond any applicable notice and cure period set forth in the Lease, Landlord hereby agrees that Tenant shall not be required to pay Base Rent with respect to the Existing Premises for the period commencing on November 1, 2017 and ending on November 30, 2017 (the “EP Rent Abatement Period”).  The total amount of Base Rent abated during the EP Rent Abatement Period with respect to the Existing Premises shall not exceed $63,179.40 (the “EP Rent Abatement”).  Notwithstanding the foregoing, during the EP Rent Abatement Period, Tenant shall remain obligated to pay, in accordance with the terms of the Lease, as amended, (i) Tenant’s Share of Building Direct Expenses, and (ii) any and all taxes and other charges as set forth in Section 4.5 of the Lease.  Tenant acknowledges and agrees that the foregoing EP Rent Abatement has been granted to Tenant as additional consideration for entering into this Amendment and for agreeing to pay the Rent and performing the terms and conditions otherwise required under the Lease, as amended.  If Tenant shall be in Default under the Lease, as amended, prior to the end of the EP Rent Abatement Period, and shall fail to cure such Default within the notice and cure period, if any, permitted for cure pursuant to the Lease, as amended, and Landlord elects to terminate the Lease because of such Default, then Landlord may at its option, by notice to Tenant, elect, in addition to any other remedies Landlord may have under the Lease, as amended, to require that Tenant shall immediately become obligated to pay to Landlord all Rent abated hereunder during the EP Rent Abatement Period with respect to the EP Rent Abatement, with interest as provided pursuant to the Lease from the date such Rent would have otherwise been due but for the abatement provided herein.

6.                                      Building Direct Expenses.  Effective as of the Additional Premises Commencement Date, the provisions of Article 4 of the Lease shall apply to the Additional Premises, and for such purposes Tenant’s Share of Building Direct Expenses shall mean 5.7216% with respect to the Additional Premises.

7.                                      Option Term.  The Extension Option set forth in Section 2.3 of the Lease shall continue to apply on the terms and condition set forth therein and shall apply with respect to either or both of the Additional Premises and the Existing Premises (but not the Temporary Premises).  Tenant’s Option Exercise Notice shall set forth whether Tenant’s option to renew applies to either or both of the Additional Premises and the Existing Premises.

8.                                      Letter of Credit.  Landlord and Tenant acknowledge and agree that Landlord is currently holding the L-C under the Lease in the amount of $400,954.70, which Tenant shall continue to maintain in effect through the L-C Expiration Date, as extended by this Amendment (i.e., the date that is no less than one hundred twenty (120) days after the expiration of the Lease Term (as extended by the Extension Term), as the same may be extended), in accordance with all of the terms and conditions of Article 21 of the Lease.  Concurrently with Tenant’s execution and delivery of this Amendment, Tenant shall deliver to Landlord an additional L-C in the amount of $51,558.02 (the “Additional L-C”).  The Additional L-C shall be in the form required under Article 21 of the Lease and shall otherwise be subject to all of the same terms and conditions as the existing L-C, except that the reductions in the amount of the L-C set forth in Section 21.3.1 of the Lease shall not apply to the Additional L-C.  In lieu of providing Landlord with an additional letter of credit as provided above, Tenant may instead provide Landlord with an amendment to the existing L-C sufficient to increase the existing L-C by $51,558.02, for a total L-C

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Amount equal to $452,512.72 (in which case, references in this Section 6 to the “Additional L-C” shall refer to such amendment to the existing L-C).

9.                                      Parking.  Effective as of the Additional Premises Commencement Date, Tenant shall be entitled to the use of twenty-two (22) additional unreserved parking passes, subject to the terms of Article 28 of the Lease.

10.                               Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent other than Cushman & Wakefield and CBRE, Inc., collectively on behalf of Landlord, and Jones Lang LaSalle, on behalf of Tenant (collectively, the “Brokers”) in connection with the negotiation of this Amendment and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent (other than the Brokers) occurring by, through, or under the indemnifying party.  The terms of this Section 10 shall survive the expiration or earlier termination of the Lease, as amended.

11.                               Organization and Authority.  Tenant hereby covenants, represents and warrants that (a) Tenant is duly organized, in good standing and qualified to do business under the laws of the state of its formation and, if different, is qualified to do business in the State of California and has all necessary powers to enter into and perform its obligations under the Lease, as amended, (b) this Amendment has been duly and effectively authorized by all necessary action required under Tenant’s organizational documents, and (c) this Amendment has been duly executed and delivered on behalf of Tenant, and is a valid and binding agreement of Tenant.

12.                               Counterparts.  This Amendment may be executed in any number of original counterparts.  Any such counterpart, when executed, shall constitute an original of this Amendment, and all such counterparts together shall constitute one and the same Amendment.

13.                               California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, the Building, the Existing Premises, the Additional Premises and the Temporary Premises have not undergone inspection by a Certified Access Specialist (CASp).  As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows:  “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”  In furtherance of the foregoing, Landlord and Tenant hereby agree as follows:  (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp approved in advance by Landlord; and (b) pursuant to Article 24 of the Lease, Tenant, at its cost, is responsible for making any repairs within the Existing Premises, the Additional Premises and the Temporary Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Existing Premises, the Additional Premises and/or the Temporary Premises shall require repairs to the Building (outside the Existing

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Premises, the Additional Premises and/or the Temporary Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord’s option, either perform such repairs at Tenant’s sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.

14.                               Rent from Real Property.  Landlord and Tenant agree that all Rent payable by Tenant to Landlord, which includes all sums, charges, or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of the Lease (as hereby amended), shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “IRS Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”).  In the event that Landlord, in its sole discretion, determines that there is any risk that all or part of any rental shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the IRS Code and the Regulations promulgated thereunder, Tenant agrees (i) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all rental as “rents from real property,” and (ii) to permit an assignment of this Lease; provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent rental (in economic terms) payable prior to such adjustment.

15.                               Unrelated Business Transaction Income.  Landlord shall have the right at any time and from time to time to unilaterally amend the provisions of the Lease (as hereby amended), if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued there under, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of the Lease, as amended, and provided further that no such amendment shall result in Tenant having materially greater obligations or receiving less services that it previously obligated for or entitled to receive under this Lease, or services of a lesser quality.

16.                               Ratification and Confirmation.  Except as set forth in this Amendment, all of the terms and provisions of the Lease are hereby ratified and confirmed and shall remain unmodified and in full force and effect, and the provisions of Section 8.6, Tenant’s Security System, shall apply to the Additional Premises.  In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

[signatures appear on the following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD:		TENANT:

SPF MATHILDA, LLC,		CROWDSTRIKE, INC.,
a Delaware limited liability company		a Delaware corporation

By	/s/ Lauren B. Graham	By	/s/ Burt Podbere
Name	Lauren B. Graham	Name	Burt Podbere
Title	V.P.	Title	CFO

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EXHIBIT A

Temporary Premises

EXHIBIT C

Work Letter

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Additional Premises and the Existing Premises.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Additional Premises and the Existing Premises, in sequence, as such issues will arise during the actual construction of the Additional Premises and the Existing Premises.  All references in this Tenant Work Letter to Sections of “this Work Letter” shall mean the relevant portion of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE ADDITIONAL PREMISES

Tenant acknowledges that Tenant has thoroughly examined the Additional Premises.  Tenant shall accept the Additional Premises from Landlord in their presently existing, “as-is” condition as of the date of this Lease, except as otherwise expressly provided in the Amendment.

SECTION 2

TENANT IMPROVEMENTS

2.1                               First Amendment Allowance.  Tenant shall be entitled to a one-time tenant improvement allowance in an amount equal to ($180,378.00) (the “First Amendment Allowance”) for the costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed to the Additional Premises and/or the Existing Premises (the “Tenant Improvements”).  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the First Amendment Allowance.  All Tenant Improvements for which the First Amendment Allowance has been utilized shall be deemed Landlord’s property under the terms of the Lease.  In the event that Tenant shall fail to use the entire First Amendment Allowance within one (1) year following the Additional Premises Commencement Date, such unused amounts shall be the sole property of Landlord and Tenant shall have no claim to any such unused amounts.

2.2                               Disbursement of the First Amendment Allowance.

2.2.1                     First Amendment Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the First Amendment Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “First Amendment Allowance Items”):

2.2.1.1           Payment of the fees of the “Architect/Space Planner” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Documents,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2           The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3           The cost of construction of the Tenant Improvements, including, without limitation, demolition, testing and inspection costs, trash removal costs, parking fees, after-hours utilities usage and contractors’ fees and general conditions;

2.2.1.4           The cost of any changes anywhere in the base building or the floor of the Building on which the Premises is located, when such changes are required by the Construction Documents (including if such changes are due to the fact that such work is prepared on an unoccupied basis) or to comply with applicable governmental regulations or building codes (collectively, the “Code”), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5           The cost of any changes to the Construction Documents or Tenant Improvements required by Code;

2.2.1.6           Sales and use taxes and Title 24 fees;

2.2.1.7           the “Landlord Coordination Fee,” as that term is defined in Section 4.2.6 of this Tenant Work Letter; and

2.2.1.8           All other costs approved by or expended by Tenant in connection with the construction of the Tenant Improvements.

2.2.2                     Disbursement of First Amendment Allowance.  During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the First Amendment Allowance for First Amendment Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1           Monthly Disbursements.  On or before the twentieth (20th) day of each calendar month during the construction of the Tenant Improvements (the “Submittal Date”) (or such other date as Landlord may designate), Tenant shall deliver to Landlord:  (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Additional Premises and/or the Existing Premises; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Additional Premises and/or the Existing Premises (if such invoice is for the Contractor, the Contractor will need to provide an application and certificate for payment [AIA form G702-1992 or equivalent] signed by the Architect/Space Planner, and a breakdown sheet [AIA form G703-1992 or equivalent]); (iii) an original letter from the Tenant approving such invoices and requesting payment from the First Amendment Allowance; (iv) executed mechanic’s lien releases, which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord or Tenant, from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (v) all other information reasonably requested by Landlord.  Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request.  On or before the date occurring thirty (30) days after the Submittal Date, and assuming Landlord receives all of the information described in items (i) through (v), above, and subject to Tenant first disbursing any portion of the Over-Allowance Amount (as defined below) in accordance with Section 4.2.1, Landlord shall deliver a check to Tenant made to Tenant’s Agent (or to Tenant if such invoices were previously paid by the Tenant) in payment of the lesser of:  (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%)

retention (the aggregate amount of such retentions shall be known as the “Final TI Allowance Reimbursement”), and (B) the balance of any remaining available portion of the First Amendment Allowance (not including the Final TI Allowance Reimbursement), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Construction Documents”, as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason as provided in this Lease.  Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2           Final TI Allowance Reimbursement.  Subject to the provisions of this Tenant Work Letter, a check for the Final TI Allowance Reimbursement payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Additional Premises and/or the Existing Premises, provided that (i) Tenant delivers to Landlord (a) properly executed, unconditional final mechanic’s lien releases from all of Tenant’s Agents, showing the amounts paid, in compliance with California Civil Code Sections 8132, 8134, 8136 and 8138, (b) Contractor’s last application and certificate for payment (AIA form G702 1992 or equivalent) signed by the Architect/Space Planner, (c) a breakdown sheet (AIA form G703 1992 or equivalent), (d) original stamped building permit plans, (e) copy of the building permit, (f) original stamped building permit inspection card with all final sign-offs, (g) full size bond copies and a CD R disk containing electronic files of the “as built” drawings of the Tenant Improvements in both “dwg” and “pdf” formats, from the Architect/Space Planner for architectural drawings, and from the Contractor for all other trades, (h) air balance reports, (i) excess energy use calculations, (j) one year warranty letters from Tenant’s Agents, (k) manufacturer’s warranties and operating instructions, (l) final punchlist completed and signed off by Tenant and the Architect/Space Planner, (m) letters of compliance from the Engineers stating that the Engineers have inspected the Tenant Improvements and that they complies with the Engineers’ drawings and specifications, (n) a copy of the recorded Notice of Completion, and (o) a final list of all contractors/vendors/consultants retained by Tenant in connection with the Tenant Improvements and any other improvements in the Additional Premises and/or the Existing Premises pursuant to this Tenant Work Letter, including, but not limited to, the Contractor, other contractors, subcontractors and the remaining Tenant’s Agents, the Architect/Space Planner, the Engineers, systems furniture vendors/ installers, data/telephone cabling/equipment vendors/installers, etc., which final list shall set forth the full legal name, address, contact name (with telephone/fax/e mail addresses) and the total price paid by Tenant for goods and services to each of such contractors/vendors/consultants (collectively, the “Final Close Out Package”), and (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building.

2.3                               Construction Rules, Requirements, Specifications, Design Criteria and Building Standards.  Upon Tenant’s request, Landlord shall deliver to Tenant Landlord’s construction rules, regulation, requirements and procedures, and specifications, design criteria and Building standards with which Tenant, the “Architect/Space Planner,” as that term is defined below, and all Tenant’s Agents must comply in designing and constructing the Tenant Improvements in the Additional Premises and/or the Existing Premises (the “Construction Rules, Requirements, Specifications, Design Criteria and Building Standards”).

SECTION 3

CONSTRUCTION DOCUMENTS

3.1                               Selection of Architect/Space Planner/Construction Documents.  Tenant shall retain a licensed, competent, reputable architect/space planner experienced in high-rise office space design selected by Tenant and reasonably approved by Landlord (the “Architect/Space Planner”) to prepare the Construction Documents.  Tenant shall retain Landlord’s engineering consultants (the “Engineers”) to prepare all plans and engineering Construction Documents relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Additional Premises and/or the Existing Premises.  The plans and drawings to be prepared by Architect/Space Planner and the Engineers hereunder shall be known collectively as the “Construction Documents.”  All Construction Documents shall comply with Landlord’s drawing format and specifications.  Landlord’s review of the Construction Documents as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Documents are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Documents, and Tenant’s waiver and indemnity set forth in Section 10.1 of the Lease shall specifically apply to the Construction Documents.  Furthermore, Tenant and Architect/Space Planner shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect/Space Planner shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.

3.2                               Final Space Plan.  Tenant shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Additional Premises and/or the Existing Premises before any architectural Construction Documents or engineering drawings have been commenced.  The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein.  Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan.  Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Additional Premises and/or the Existing Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

3.3                               Final Construction Documents.  After the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect/Space Planner and the Engineers to complete the architectural and engineering drawings for the Additional Premises and/or the Existing Premises, and Architect/Space Planner shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing Construction Documents in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Construction Documents”) and shall submit the same to Landlord for Landlord’s approval.  Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Construction Documents.  Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Construction Documents for the Additional Premises and/or the Existing Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall immediately revise the Final Construction Documents in accordance with such review and any disapproval of Landlord in connection therewith.

3.4                               Approved Construction Documents.  The Final Construction Documents shall be approved by Landlord (the “Approved Construction Documents”) prior to the commencement of construction of the Additional Premises and/or the Existing Premisesby Tenant.  After approval by Landlord of the Final Construction Documents Tenant shall cause the Architect/Space Planner to submit the Approved Construction Documents to the appropriate municipal authorities for all architectural and structural permits (the “Permits”), provided that (a) the Architect/Space Planner shall provide Landlord with a copy of the package that it intends to submit prior to such submission, and (b) if there are Base Building modifications required to obtain the Permits, then Tenant shall obtain Landlord’s prior written consent to any such Base Building modifications.  Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Additional Premises and/or the Existing Premises) for the Additional Premises and/or the Existing Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in performing ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Additional Premises and/or the Existing Premises).  No changes, modifications or alterations in the Approved Construction Documents may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

3.5                               Restoration Obligations for Tenant Improvements.  Concurrently with Landlord’s approval of the Final Space Plan, Landlord shall notify Tenant which portions of the Tenant Improvements, if any, that must be removed from the Additional Premises and/or the Existing Premises by Tenant, at Tenant’s sole cost and expense, upon the expiration or earlier termination of the Lease Term.  Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Additional Premises and/or the Existing Premises or the Project caused by Tenant’s removal of any such portions of the Tenant Improvements or by the closing of any slab penetrations, and upon Default thereof, Tenant shall reimburse Landlord for Landlord’s reasonable cost of repairing and restoring such damage.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1                               Tenant’s Selection of Contractors.

4.1.1                     The Contractor.  Tenant shall retain a licensed general contractor selected by Tenant and reasonably approved by Landlord (the “Contractor”), as contractor for the construction of the Tenant Improvements, which Contractor shall be a qualified, reputable, general contractor experienced in class A, mid-rise office building tenant improvement construction in  Sunnyvale, California, or other comparable cities in the San Francisco Bay Area.

4.1.2                     Tenant’s Agents.  The Architect/Space Planner, Engineers, consultants, Contractor, other contractors, vendors, subcontractors, laborers, and material suppliers retained and/or used by Tenant shall be known collectively as the “Tenant’s Agents.”  For the following trades, only those contractors, subcontractors, laborers, and material suppliers listed in the Construction Rules, Requirements, Specifications, Design Criteria and Building Standards may be selected by Tenant:  Asbestos, Cable Television, Electrical, Elevators, Fire Sprinklers, Fire / Life Safety, HVAC, HVAC Air Balance, Plumbing, Roofing (as listed for each building comprising the Project), and Waste.  The Electrical, Fire Sprinklers, Fire / Life Safety, HVAC and Plumbing must be engineered by, and any structural engineering must be conducted by, an engineer or engineers approved by Landlord.

4.2                               Construction of Tenant Improvements by Tenant’s Agents.

4.2.1                     Construction Contract; Cost Budget.  Prior to execution of a construction contract, Tenant shall submit a copy of the proposed contract with the Contractor for the construction of the Tenant Improvements, including the general conditions with Contractor (the “Contract”) to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Following execution of the Contract and prior to commencement of construction, Tenant shall provide Landlord with a fully executed copy of the Contract for Landlord’s records.  Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids and proposals for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, for all of Tenant’s Agents, of the final estimated costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (the “Construction Budget”), which costs shall include, but not be limited to, the costs of the Architect’s and Engineers’ fees and the Landlord Coordination Fee.  The amount, if any, by which the total costs set forth in the Construction Budget exceed the amount of the First Amendment Allowance is referred to herein as the “Over Allowance Amount”.

In the event that an Over-Allowance Amount exists, then prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount equal to the Over-Allowance Amount.  The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the First Amendment Allowance, and such disbursement shall be pursuant to the same procedure as the First Amendment Allowance.  In the event that, after the total costs set forth in the Construction Budget have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs for such design and construction in excess of the total costs set forth in the Construction Budget shall be added to the Over-Allowance Amount and the total costs set forth in the Construction Budget, and such additional costs shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord’s option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in items (i), (ii), (iii) and (iv) of Section 2.2.2.1 of this Tenant Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs.  All Tenant Improvements paid for by the Over-Allowance Amount shall be deemed Landlord’s property under the terms of the Lease.

4.2.2                     Tenant’s Agents.

4.2.2.1           Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work.  Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Construction Documents; (ii) Tenant and Tenant’s Agents shall not, in any way, materially interfere with, obstruct, or delay, the work of Landlord’s base building contractor and subcontractors with respect to the Base Building or any other work in the Building;  (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord with respect to the use of parking, freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements and Tenant shall promptly execute all documents including, but not limited to, Landlord’s standard contractor’s rules and regulations, as Landlord may deem reasonably necessary to evidence or confirm Tenant’s agreement to so abide.

4.2.2.2           Indemnity.  Tenant’s indemnity of Landlord as set forth in Section 10.1 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.  Such indemnity by Tenant, as set forth in Section 10.1 of this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of  any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Additional Premises and/or the Existing Premises) for the Additional Premises and/or the Existing Premises.

4.2.2.3           Requirements of Tenant’s Agents.  Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any material defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the  completion of the work performed by such contractor or subcontractors.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4           Insurance Requirements.

4.2.2.4.1 General Coverages.  All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 10 of this Lease, and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors.

4.2.2.4.2 Special Coverages.  Tenant or Contractor shall carry “Builder’s All Risk” insurance in an amount approved by Landlord, which shall in no event be less than the amount actually carried by Tenant or Contractor, covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.

4.2.2.4.3 General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense.  Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant and which shall name Landlord, and any other party that Landlord so specifies, as additional insured as to the full limits required hereunder for such entire ten (10) year period.  All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.  Landlord may, in its discretion, as provided in Section 8.3 of this Lease, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

4.2.3                     Governmental Compliance.  The Tenant Improvements shall comply in all respects with the following:  (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4                     Inspection by Landlord.  Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same.  Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5                     Meetings.  Commencing upon the execution of this Lease, Tenant shall hold regular meetings with the Architect/Space Planner and the Contractor regarding the progress of the preparation of Construction Documents and the construction of the Tenant Improvements, which meetings shall be held at the office of the Project, at a time mutually agreed upon by Landlord and Tenant, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings.  In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.  One such meeting each month shall include the review of Contractor’s current request for payment.

4.2.6                     Landlord Coordination Fee.  Tenant shall pay a construction supervision and management fee (the “Landlord Coordination Fee”) to Landlord in an amount equal to three percent (3%) of the hard and soft costs of the Tenant Improvements.

4.3                               Notice of Completion.  Within five (5) days after the final completion of construction of the Tenant Improvements, including, without limitation, the completion of any punch list items, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Mateo in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.  At the conclusion of construction and prior to Landlord’s payment of the Final TI Allowance Reimbursement, (i) Tenant shall cause the Contractor and the Architect/Space Planner (A) to update the Approved Construction Documents through annotated changes, as necessary, to reflect all changes made to the Approved Construction Documents during the course of construction, (B) to certify to the best of the Architect/Space Planner’s and Contractor’s knowledge that such updated Approved Construction Documents are true and correct, which certification shall survive the expiration or termination of this Lease, as hereby amended, and (ii) Tenant shall deliver to Landlord the Final Close Out Package.  Landlord shall, at Tenant’s expense, update Landlord’s “as-built” master plans, for the floor(s) on which the Additional Premises and/or the Existing Premises are located, if any, including updated vellums and electronic CAD files, all of which may be modified by Landlord from time to time, and the current version of which shall be made available to Tenant upon Tenant’s request.

SECTION 5

MISCELLANEOUS

5.1                               Tenant’s Representative.  Tenant has designated Robin Cline as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2                               Landlord’s Representative.  Landlord has designated Josephine Chan as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3                               Time of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references in this Tenant Work Letter to a “number of days” shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4                               Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in this Lease, if a Default as described in Section 19.1 of the Lease or  under this Tenant Work Letter has occurred at any time on or before the substantial completion of the Additional Premises and/or the Existing Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the First Amendment Allowance and/or Landlord may cause Contractor to cease the construction of the Additional Premises and/or the Existing Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Additional Premises and/or the Existing Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such Default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Additional Premises and/or the Existing Premises caused by such inaction by Landlord).

SECOND AMENDMENT TO OFFICE LEASE

THIS SECOND AMENDMENT TO OFFICE LEASE (this “Amendment”) is dated as of October 27, 2017, between SPF MATHILDA, LLC, a Delaware limited liability company (“Landlord”), and CROWDSTRIKE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                    Landlord and Tenant entered into that certain Office Lease dated as of April 4, 2017 (the “Original Lease”), as amended by that certain First Amendment to Office Lease dated as of September 18, 2017 (the “First Amendment”), pursuant to which Tenant leases from Landlord certain premises in the building located at 150 Mathilda Place, Sunnyvale, California (the “Building”). The Original Lease and the First Amendment are collectively referred to herein as the “Lease”. All capitalized terms not defined herein shall have the respective meanings given to them in the Lease.

B.                                    Pursuant to Section 1 of the First Amendment, Landlord agreed to lease to Tenant temporary premises on the first (1st) floor of the Building comprising approximately 7,070 rentable square feet and known as Suite 104.

C.                                    Landlord and Tenant desire to amend the Lease to replace the temporary premises that will be available to Tenant, as further described below in this Amendment.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                      Temporary Premises. Section 1 of the First Amendment is hereby deleted in its entirety and replaced with the following:

During the period commencing on the Temporary Premises Commencement Date (as defined below) and ending one hundred and twenty (120) days thereafter (the “Temporary Premises Termination Date”), Landlord shall lease to Tenant, and Tenant shall lease from Landlord, temporary premises (the “Temporary Premises”) located on the first (1st) floor of the Building comprising approximately 3,802 rentable square feet and known as Suite 106. The Temporary Premises are depicted on Exhibit A attached hereto. The “Temporary Premises Commencement Date” shall mean the date that Landlord delivers the Temporary Premises to Tenant in the condition described below, which is anticipated to occur on the business day immediately after the execution of this Amendment. Notwithstanding anything to the contrary in this Section 1, Landlord’s failure to deliver the Temporary Premises to Tenant on the estimated Temporary Premises Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages. Tenant’s lease of the Temporary Premises shall be on the same terms and conditions as applicable to the Premises, except that (i) during the period commencing on the Temporary Premises Commencement Date

Sunnyvale City Center Second Amendment Crowdstrike, Inc.

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and ending sixty (60) days thereafter, Tenant shall not be required to pay Base Rent with respect to its lease of the Temporary Premises, (ii) during the period commencing on the sixty first (61st) day after the Temporary Premises Commencement Date, and ending on the Temporary Premises Termination Date, Tenant shall pay Base Rent for the Temporary Premises in an amount equal to $22,051.60 per month with respect to the Temporary Premises, (iii) during the period commencing on the Temporary Premises Commencement Date and ending on the sixty (60) days thereafter, with respect to the Temporary Premises, Tenant shall not be required to pay Tenant’s Share of Building Direct Expenses, (iv) during the period commencing on the sixty first (61st) day after the Temporary Premises Commencement date and ending on the Temporary Premises Termination Date, Tenant shall pay Tenant’s Share of Building Direct Expenses with respect to the Temporary Premises, and (v) no additional parking passes shall be allocated to Tenant in connection with its lease of the Temporary Premises. The Temporary Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord and Landlord shall have no obligation to make or pay for any alterations, additions, improvements or renovations in the Temporary Premises to prepare the Temporary Premises for Tenant’s occupancy. On the Temporary Premises Termination Date or such earlier termination of Tenant’s lease of the Temporary Premises, Tenant shall surrender the Temporary Premises to Landlord in accordance with the terms of Article 15 of the Original Lease. Notwithstanding the foregoing, if Tenant occupies the Temporary Premises beyond the Temporary Premises Termination Date with Landlord’s consent, such occupancy shall be on a month-to-month basis until terminated by either party upon at least fourteen (14) days prior written notice and, during such period, Tenant shall pay (x) Base Rent for the Temporary Premises in an amount equal to $22,051.60 per month, and (y) Tenant’s Share of Building Direct Expenses for the Temporary Premises. Tenant’s Share for the Temporary Premises shall be 2.8369%.

2.                                      Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent other than Cushman & Wakefield and CBRE, Inc., collectively on behalf of Landlord, and Jones Lang LaSalle, on behalf of Tenant (collectively, the “Brokers”) in connection with the negotiation of this Amendment and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent (other than the Brokers) occurring by, through, or under the indemnifying party. The terms of this Section 2 shall survive the expiration or earlier termination of the Lease, as amended.

3.                                      Organization and Authority. Tenant hereby covenants, represents and warrants that (a) Tenant is duly organized, in good standing and qualified to do business under the laws of the state of its formation and, if different, is qualified to do business in the State of California and

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has all necessary powers to enter into and perform its obligations under the Lease, as amended, (b) this Amendment has been duly and effectively authorized by all necessary action required under Tenant’s organizational documents, and (c) this Amendment has been duly executed and delivered on behalf of Tenant, and is a valid and binding agreement of Tenant.

4.                                      Counterparts. This Amendment may be executed in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this Amendment, and all such counterparts together shall constitute one and the same Amendment.

5.                                      California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, the Building, and the Temporary Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp approved in advance by Landlord; and (b) pursuant to Article 24 of the Original Lease, Tenant, at its cost, is responsible for making any repairs within the Temporary Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Temporary Premises shall require repairs to the Building (outside the Temporary Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord’s option, either perform such repairs at Tenant’s sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.

6.                                      Rent from Real Property. Landlord and Tenant agree that all Rent payable by Tenant to Landlord, which includes all sums, charges, or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of the Lease (as hereby amended), shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “IRS Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole discretion, determines that there is any risk that all or part of any rental shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the IRS Code and the Regulations promulgated thereunder, Tenant agrees (i) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all rental as “rents from real property,” and (ii) to permit an assignment of this Lease; provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent rental (in economic terms) payable prior to such adjustment.

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7.                                      Unrelated Business Transaction Income. Landlord shall have the right at any time and from time to time to unilaterally amend the provisions of the Lease (as hereby amended), if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued there under, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of the Lease, as amended, and provided further that no such amendment shall result in Tenant having materially greater obligations or receiving less services that it previously obligated for or entitled to receive under this Lease, or services of a lesser quality.

8.                                      Ratification and Confirmation. Except as set forth in this Amendment, all of the terms and provisions of the Lease are hereby ratified and confirmed and shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

[signatures appear on the following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD:		TENANT:

SPF MATHILDA, LLC,		CROWDSTRIKE, INC.,
a Delaware limited liability company		a Delaware corporation

By	/s/ Lauren B. Graham	By	/s/ Burt Podbere
Name	Lauren B. Graham	Name	Burt Podbere
Title	Vice President	Title	CFO

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THIRD AMENDMENT TO OFFICE LEASE

THIS THIRD AMENDMENT TO OFFICE LEASE (this “Amendment”) is dated as of November 5, 2018, between SPF MATHILDA, LLC, a Delaware limited liability company (“Landlord”), and CROWDSTRIKE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                    Landlord and Tenant entered into that certain Office Lease dated as of April 4, 2017 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of September 18, 2018 (the “First Amendment”) and that certain Second Amendment to Lease dated as of October 27, 2017 (the “Second Amendment”), pursuant to which Tenant leases from Landlord certain premises (collectively, the “Existing Premises”) consisting of (i) Suite 106 on the first (1st) floor (the “1st Floor Premises”) of that certain building located at 150 Mathilda Place, Sunnyvale, California (the “Building”), (ii) Suite 200 on the second (2nd) floor of the Building (the “2nd Floor Premises”), and (iii) Suites 304 and 306 on the third (3rd) floor of the Building (collectively, the “3rd Floor Premises”).  The Original Lease, the First Amendment and the Second Amendment are collectively referred to herein as the “Lease”.  All capitalized terms not defined herein shall have the respective meanings given to them in the Lease.

B.                                    The Lease Term with respect to the 1st Floor Premises is scheduled to expire on December 31, 2018.  The Lease Term with respect to the 2nd Floor Premises and the 3rd Floor Premises is scheduled to expire on June 30, 2023 (the “Lease Expiration Date”).

C.                                    Landlord and Tenant desire to amend the Lease to provide for (i) the leasing by Tenant of additional space on the second (2nd) floor of the Building, and (ii) certain other Lease modifications, all as more particularly set forth herein.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                      Additional Premises.  Effective as of the Additional Premises Commencement Date (as defined below), and continuing until the Lease Expiration Date (as it may be extended as provided in Section 2.3 of the Original Lease and Section 5 below), the space on the second (2nd) floor of the Building shown outlined on the attached Exhibit A-1 (the “Additional Premises”) shall be added to the Premises covered by the Lease.  The Additional Premises is comprised of Suite 204, Suite 206 and Suite 208 of the Building.  Commencing on the Additional Premises Commencement Date, all references in the Lease and in this Amendment to the “Premises” shall be deemed to refer to the Existing Premises and the Additional Premises, collectively.  Landlord and Tenant hereby stipulate for all purposes of the Lease that the rentable square footage of the

Sunnyvale City Center Third Amendment Crowdstrike, Inc.

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Additional Premises is deemed to be 11,556 rentable square feet.  The combined rentable square footage of the 2nd Floor Premises, the 3rd Floor Premises and the Additional Premises is 30,117 rentable square feet.

The “Additional Premises Commencement Date” shall mean the date on which Landlord shall deliver the Additional Premises to Tenant in the condition described in Section 2 below.  The scheduled Additional Premises Commencement Date is February 1, 2019.  If Landlord is unable to deliver possession of the Additional Premises to Tenant on the scheduled Additional Premises Commencement Date for any reason whatsoever, neither this Amendment nor the Lease shall be void or voidable, nor shall any such delay in delivery of possession of the Additional Premises operate to extend the Lease Term beyond the Lease Expiration Date or amend Tenant’s obligations hereunder or under the Lease.  In such event, however, the Additional Premises Commencement Date shall be delayed by the same number of days as the delay in delivery.  Upon either party’s request after the Additional Premises Commencement Date, the parties shall execute a letter confirming the Additional Premises Commencement Date and the Additional Premises Rent Commencement Date (as defined below).

From and after the Additional Premises Commencement Date, (i) the provisions of the Lease, as amended hereby, other than with respect to the payment of Base Rent and Building Direct Expenses for the Additional Premises, shall apply with respect to Tenant’s lease of the Additional Premises, including, but not limited to, the provisions of Article 10 of the Original Lease relating to Tenant’s indemnification of Landlord, (ii) Tenant shall pay all utility, service and maintenance charges for the Additional Premises attributable to Tenant’s use of the Additional Premises as reasonably determined by Landlord, and (iii) prior to such entry of the Additional Premises by Tenant, Tenant shall have delivered to Landlord payment in an amount equal to the Base Rent for the Additional Premises for the first (1st month) of the Lease Term in which Base Rent is due for the Additional Premises.

2.                                      Condition of Additional Premises and Existing Premises.  Except as provided in the work letter attached hereto as Exhibit B (the “Tenant Work Letter”), Tenant shall accept the Additional Premises and the Existing Premises in their as-is condition as of the Additional Premises Commencement Date and Landlord shall have no obligation to make or pay for any alterations, additions, improvement or renovations in or to the Additional Premises or the Existing Premises.

3.                                      Base Rent.  Commencing as of the earlier of (i) Tenant’s occupancy of the Additional Premises for the conduct of business (which shall exclude any “skeleton” crew initially setting up Tenant’s operations in the Substitute Premises), or (ii) ninety (90 days after the Additional Premises Commencement Date (such date, the “Additional Premises Rent Commencement Date”) and continuing through the Lease Expiration Date, Tenant shall pay Base Rent for the Additional Premises pursuant to the Lease in the following amounts:

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Period	Monthly Base Rent
Additional Premises Rent Commencement Date – 09/30/19*	$67,602.60
10/01/19 – 09/30/20	$69,630.68
10/01/20 – 09/30/21	$71,719.60
10/01/21 – 09/30/22	$73,871.19
10/01/22 – 06/30/23	$76,087.32

*Provided that Tenant is not then in Default of the Lease, as amended, beyond any applicable notice and cure period set forth in the Lease, Landlord hereby agrees that Tenant shall not be required to pay Base Rent with respect to the Additional Premises for the period commencing on the Additional Premises Rent Commencement Date and ending two (2) months thereafter (the “AP Rent Abatement Period”).  The total amount of Base Rent abated during the AP Rent Abatement Period with respect to the Additional Premises shall not exceed $135,205.20 (the “AP Rent Abatement”).  Notwithstanding the foregoing, during the AP Rent Abatement Period, Tenant shall remain obligated to pay, in accordance with the terms of the Lease, as amended, (i) Tenant’s Share of Building Direct Expenses, and (ii) any and all taxes and other charges as set forth in Section 4.5 of the Original Lease.  Tenant acknowledges and agrees that the foregoing AP Rent Abatement has been granted to Tenant as additional consideration for entering into this Amendment and for agreeing to pay the Rent and performing the terms and conditions otherwise required under the Lease, as amended.  If Tenant shall be in Default under the Lease, as amended, prior to the end of the AP Rent Abatement Period, and shall fail to cure such Default within the notice and cure period, if any, permitted for cure pursuant to the Lease, as amended, and Landlord elects to terminate the Lease because of such Default, then Landlord may at its option, by notice to Tenant, elect, in addition to any other remedies Landlord may have under the Lease, as amended, to require that Tenant shall immediately become obligated to pay to Landlord all Rent abated hereunder during the AP Rent Abatement Period with respect to the AP Rent Abatement, with interest as provided pursuant to the Lease from the date such Rent would have otherwise been due but for the abatement provided herein.

4.                                      Building Direct Expenses.  Effective as of the Additional Premises Rent Commencement Date, the provisions of Article 4 of the Original Lease shall apply to the Additional Premises, and for such purposes Tenant’s Share of Building Direct Expenses shall mean 8.6227% with respect to the entire Additional Premises (i.e., 2.8936% with respect to Suite 204, 2.6183% with respect to Suite 206 and 3.1108% with respect to Suite 208).

5.                                      Option Term.  The Extension Option set forth in Section 2.3 of the Original Lease, as amended, shall continue to apply on the terms and condition set forth

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therein and shall apply with respect to any or all of the Additional Premises, 2nd Floor Premises and/or the 3rd Floor Premises (but not the 1st Floor Premises or Suite 102 (as defined below)), except that the rights contained in this Section shall be personal to the Original Tenant and its Permitted Assignee, and may only be exercised by the Original Tenant or its Permitted Assignee if the Original Tenant or the Permitted Assignee at the time of exercise of the Extension Option, occupies more than seventy-five percent (75%) of the applicable portion(s) of the Additional Premises, 2nd Floor Premises and/or the 3rd Floor Premises as to which Tenant is exercising its Extension Option.  Tenant’s Option Exercise Notice shall set forth whether Tenant’s option to renew applies to any or all of the Additional Premises, 2nd Floor Premises and/or the 3rd Floor Premises.

6.                                      Parking.  Effective as of the Additional Premises Commencement Date, Tenant shall be entitled to the use of thirty-three (33) additional unreserved parking passes on account of its lease for the Additional Premises, subject to the terms of Article 28 of the Original Lease.

7.                                      Signage.

7.1                               Exterior Building Signage.  With respect to the Additional Premises, Tenant shall have the signage described in Article 23 of the Original Lease.  In addition, subject to the terms of this Section 7, as a part of the Tenant Improvements (as defined below) in accordance with terms of the Tenant Work Letter or as Alterations in accordance with Article 8 of the Original Lease, Tenant, at Tenant’s sole cost and expense, shall have the right to install eyebrow signage on the exterior of the Building facing Aries Way (Murphy Square), identifying the name and/or logo of the Original Tenant (i.e., “Crowdstrike, Inc.”) or its Permitted Transferee (the “Exterior Building Signage”).  The location, graphics, materials, color, design, lettering, size, quality and specifications of the Exterior Building Signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  The Exterior Building Signage shall also comply with and be subject to all Applicable Laws, including, but not limited to, all requirements of the City of Sunnyvale (“City”) (or other applicable governmental authorities); provided, however, that in no event shall the approval by the City (or other applicable governmental authorities) of the Exterior Building Signage be deemed a condition precedent to the effectiveness of this Amendment, and if such approval is not obtained, Landlord’s and Tenant’s other obligations under the Lease, as amended hereby, shall not be affected thereby.  Landlord shall, at no cost to Landlord, reasonably cooperate with Tenant in obtaining applicable permits from the City in connection with the installation of the Exterior Building Signage.  Following the initial construction and installation of the Exterior Building Signage, Tenant shall be entitled to modify the name and/or logo for such signage, at Tenant’s sole cost and expense, to the new name and/or logo adopted by Original Tenant or its Permitted Transferee, provided that the new name and/or logo shall not be an Objectionable Name or Logo (defined below).  “Objectionable Name or Logo” shall mean any name or logo which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building as a first-class office

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building, or which would otherwise reasonably offend a landlord of the Comparable Buildings.  Tenant shall, at its sole cost and expense, maintain the Exterior Building Signage in good condition and repair.  The signage rights granted to Tenant under this Section 7 are personal to the Original Tenant and may only be exercised by the Original Tenant or its Permitted Transferee (and not any other assignee, or any sublessee or other Transferee of the Original Tenant’s interest in the Lease).  Notwithstanding anything to the contrary contained in this Section 7, in no event shall Tenant have any right to the Exterior Building Signage if the Original Tenant or its Permitted Transferee is not, at any particular time, leasing the first or second most rentable square footage in the Building (the “Occupancy Threshold”).

7.2                               Restoration.  Upon the expiration or earlier termination of the Lease, as amended hereby, or Tenant’s right to possession of the Premises, or the earlier termination of Tenant’s right to the Exterior Building Signage by reason of Tenant’s failure to meet the requirements applicable thereto pursuant to this Section 7, or by Landlord’s written notice to Tenant by reason of Tenant’s failure to meet the Occupancy Threshold, Tenant shall remove the Exterior Building Signage, at Tenant’s sole cost and expense and repair and restore to good condition the areas of the Building on which the Exterior Building Signage was located or that was otherwise affected by such signage or the removal thereof, reasonable wear and tear excepted, or at Tenant’s election with prior written notice thereof to Landlord at least thirty (30) days prior to the expiration or earlier termination of the Lease Term, Landlord shall perform any such removal and/or repair and restoration and Tenant shall pay Landlord the actual and reasonable cost thereof within thirty (30) days after Landlord’s demand.

8.                                      Suite 202 Right of First Offer.  Landlord hereby grants to the Tenant originally named in this Amendment (the “Original Tenant”) or its Permitted Assignee (as defined below), a continuing right of first offer (the “Suite 202 Right of First Offer”) with respect to that certain space on the second (2nd) floor of the Building containing approximately 4,241 rentable square feet known as Suite 202 and depicted on Exhibit C attached hereto (the “Suite 202 Offer Space”), subject to this Section 8.  Notwithstanding the foregoing, the Suite 202 Right of First Offer shall commence with respect to the Suite 202 Offer Space only following the expiration or sooner termination of the currently existing lease of the Suite 202 Offer Space as of the date of this Amendment (as applicable, an “Initial Lease”).This Suite 202 Right of First Offer shall be subordinate only to all rights with respect to the Suite 202 Offer Space which are set forth in leases of space in the Building which are entered into after the date hereof, during the Suite 202 Leasing Period (as defined below), if ,pursuant to Section 8.2 below, Tenant fails to exercise its Suite 202 Right of First Offer with respect thereto, including any renewal, extension or expansion rights (including, but not limited to, must-take, right of first offer, right of first negotiation, right of first refusal, expansion option and other similar rights) set forth in such leases, regardless of whether such renewal, extension or expansion rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease (all such tenants under such leases are collectively referred to herein as the “Suite 202 Superior Right Holders”).  Tenant’s Suite 202 Right

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of First Offer shall be on the terms and conditions set forth in this Section 8.  As used herein, a “Permitted Assignee” means an assignee of Tenant’s interest under the Lease, as amended hereby, pursuant to Section 14.8 of the Original Lease.

8.1                               Procedure for Offer.  Landlord shall provide Tenant with written notice (a “Suite 202 Offer Notice”) from time to time promptly when the Suite 202 Offer Space becomes Available for Lease, as defined below.  As used herein, the Suite 202 Offer Space shall be deemed to be “Available For Lease” if and only if (A) such space is vacant or Landlord (in its sole discretion) is prepared to offer such space for lease to a third party, and (B) such space is not subject to the rights of any Suite 202 Superior Rights Holders and is not otherwise exempt from offer to Tenant pursuant to the terms of this Section 8.  The Suite 202 Offer Notice shall describe the applicable Suite 202 Offer Space, the anticipated date of availability of the applicable Suite 202 Offer Space (the “Suite 202 ROFO Target Delivery Date”), and shall set forth Landlord’s proposed Suite 202 Offer Rent (defined in Section 8.3 below) (the “Proposed Suite 202 Offer Rent”), the proposed lease term (which shall expire on the Lease Expiration Date, unless such proposed lease term would be less than two (2) years of the then current Lease Term, in which case, the proposed lease term need not be coterminous), and the other economic terms, including the Suite 202 Offer Rent upon which Landlord is willing to lease such space to Tenant.  Pursuant to such Suite 202 Offer Notice, Landlord shall offer to lease the available Suite 202 Offer Space to Tenant.

8.2                               Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s Suite 202 Right of First Offer with respect to the Suite 202 Offer Space described in a Suite 202 Offer Notice, then on or before that date (the “Suite 202 Exercise Date”) that is ten (10) business days following delivery of such Suite 202 Offer Notice to Tenant, Tenant shall deliver written notice to Landlord (“Suite 202 Exercise Notice”) irrevocably exercising its Suite 202 Right of First Offer with respect to the entire Suite 202 Offer Space described in such Suite 202 Offer Notice on the terms contained in such Suite 202 Offer Notice.  If Tenant does not timely deliver a Suite 202 Exercise Notice to Landlord on or before the Suite 202 Exercise Date, then Landlord shall be free to lease the space described in such Suite 202 Offer Notice to anyone to whom Landlord desires on any terms Landlord desires for a period of twelve (12) months following the relevant Suite 202 Exercise Date (the “Suite 202 Leasing Period”); provided, however, if Landlord desires to enter into a lease of such Suite 202 Offer Space with a prospective tenant, but such lease would be on Economic Terms (as defined below) that are more than ten percent (10%) more favorable to such prospective tenant than the most favorable Economic Terms offered by Landlord to Tenant, then Landlord shall deliver another Suite 202 Offer Notice to Tenant with respect to such Suite 202 Offer Space, which Suite 202 Offer Notice shall contain the more favorable Economic Terms prior to entering into a lease of such Suite 202 Offer Space.  As used in this Section 8.2, “Economic Terms” shall refer to the following terms, which for purposes of comparison shall be aggregated to determine a net effective rent: (A) the fixed rental rate and any applicable escalations thereto (including the intervals and rates of such escalations); (B) all applicable terms related to operating expense and tax reimbursements (e.g., any “base year” or “expense

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stop” applicable thereto); (C) the amount of any tenant improvement allowance or the value of any work to be performed by Landlord in connection with the lease of such Offer Space (which amount is a deduction from the cost to Tenant or such other party); and (D) the amount of free rent (which amount is a deduction from the cost to Tenant or such other party).  If Landlord has not leased the Suite 202 Offer Space to a third party within the Suite 202 Leasing Period, then the provisions of this Section 8.2 shall again apply to the Suite 202 Offer Space; provided, however, that if Landlord is actively and in good faith negotiating with a third party with respect to the Suite 202 Offer Space at the end of such Suite 202 Leasing Period, the Suite 202 Leasing Period shall automatically be extended through the date such negotiations either successfully conclude (in which case Landlord shall have no obligation to re-offer such Suite 202 Offer Space to Tenant unless or until such 202 Offer Space again becomes Available for Lease) or terminate.  Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its Suite 202 Right of First Offer, if at all, with respect to all of the particular Suite 202 Offer Space offered by Landlord to Tenant at any particular time, pursuant to a Suite 202 Offer Notice and Tenant may not elect to lease only a portion of such Suite 202 Offer Space.  Time is of the essence with respect to the giving of any Suite 202 Exercise Notice.

8.3                               Suite 202 Offer Rent.  The annual Rent payable by Tenant for the Suite 202 Offer Space leased by Tenant (the “Suite 202 Offer Rent”) shall be equal to the “Fair Rental Value” (as that amount is calculated and determined in Section 2.3.2 of the Original Lease with respect to the Premises) for the Suite 202 Offer Space during the Suite 202 Offer Term; provided, however, that if the Suite 202 Offer Term will be less than three (3) years, no rent abatement or tenant improvement allowance shall be offered as part of economic concessions provided to Tenant for the Suite 202 Offer Space.

8.4                               Construction in Suite 202 Offer Space.  Subject to any concessions granted to Tenant as part of the Suite 202 Offer Notice, Tenant shall accept the Suite 202 Offer Space in its “as is” condition, and the construction of improvements in the Suite 202 Offer Space shall comply with the terms of Article 8 of the Original Lease.  Any tenant improvement allowance to which Tenant is entitled in connection with its lease of the Suite 202 Offer Space shall be determined as part of the Suite 202 Offer Notice.  The terms of the Tenant Work Letter shall not apply to the construction of any improvements in the Suite 202 Offer Space.

8.5                               Amendment to Lease.  If Tenant timely exercises the Suite 202 Right of First Offer as set forth herein, then, within fifteen (15) days thereafter, Landlord and Tenant shall execute an amendment to the Lease for such Suite 202 Offer Space upon the terms and conditions as set forth in the Suite 202 Offer Notice and this Section 8; provided, however, an otherwise valid exercise of Tenant’s Suite 202 Right of First Offer shall be fully effective whether or not a lease amendment is executed.  Tenant shall commence payment of Rent for such Suite 202 Offer Space, and the term of such Suite 202 Offer Space (the “Suite 202 Offer Term”) shall commence upon such commencement date (the “Suite 202 Offer Commencement Date”) and expire upon the date set forth in the Suite 202 Offer Notice.  Landlord shall use reasonable efforts to

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deliver the Suite 202 Offer Space to Tenant in the condition required by Section 8.4 above on the Suite 202 ROFO Target Delivery Date; provided, however, if Landlord is unable to deliver possession of the Suite 202 Offer Space to Tenant on the Suite 202 ROFO Target Delivery Date for any reason whatsoever, neither the Lease nor Tenant’s obligation to lease the Suite 202 Offer Space hereunder shall be void or voidable, nor shall any such delay in delivery of possession of the Suite 202 Offer Space operate to extend the Lease Term with respect to the Suite 202 Offer Space or the balance of the Premises, or amend the Suite 202 Offer Commencement Date or Tenant’s other obligations with respect to the Suite 202 Offer Space or under the Lease.

8.6                               Termination of Right of First Offer.  The rights contained in this Section 8 shall be personal to the Original Tenant and its Permitted Assignee and may only be exercised by the Original Tenant and/or its Permitted Assignee (and not any other assignee, or any sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Lease then remains in full force and effect and if Original Tenant occupies the entire Additional Premises.  The Suite 202 Right of First Offer granted herein shall terminate as to any particular Suite 202 Offer Space upon the failure by Tenant to exercise its Suite 202 Right of First Offer with respect to such Suite 202 Offer Space as offered by Landlord and the leasing to a third party as provided in Section 8.2, unless and until the particular Suite 202 Offer Space again becomes Available for Lease.  Tenant shall have the right to lease any Suite 202 Offer Space as provided in this Section 8, only if, as of the date of the attempted exercise of any Suite 202 Right of First Offer by Tenant, or, at Landlord’s option, as of the scheduled date of delivery of such Suite 202 Offer Space to Tenant, no Default under the Lease theretofore shall have occurred or be continuing hereunder.

9.                                      Surrender of 1st Floor Premises and Leasing of Suite 102.

9.1                               Leasing of Suite 102.  Effective as of the Substitution Date (as defined below), and continuing for the balance of the Suite 102 Term (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain space on the first (1st) floor of the Building known as Suite 102 containing approximately 4,845 rentable square feet (“Suite 102”) and depicted on Exhibit A-2 attached hereto as “Suite 102”.  The “Substitution Date” shall mean the date that Landlord delivers Suite 102 to Tenant in the condition described below, which is anticipated to occur on the business day following the execution of this Amendment.  Notwithstanding anything to the contrary in this Section 9.1, Landlord’s failure to deliver Suite 102 to Tenant on the estimated Substitution Date shall not be a default by Landlord or otherwise render Landlord liable for damages.

9.1.1                     Terms and Conditions for Suite 102.  Except as set forth in this Section 9.1, Tenant’s lease of Suite 102 shall be on the same terms and conditions as applicable to the 1st Floor Premises, except that during the period commencing on the Substitution Date and ending on the date immediately prior to the Additional Premises Rent Commencement Date, Tenant shall not be required to pay Base Rent with respect to

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its lease of Suite 102.  Commencing as of the Substitution Date, Tenant shall be required to pay Tenant’s Share of Building Direct Expenses for Suite 102 and, for such purposes, Tenant’s Share for Suite 102 shall be 3.6152%.  Suite 102 shall be accepted by Tenant in its “as-is” condition and configuration without any representations or warranties by Landlord and Landlord shall have no obligation to make or pay for any alterations, additions, improvements or renovations in Suite 102 to prepare Suite 102 for Tenant’s occupancy.  Commencing on the Additional Premises Rent Commencement Date and continuing thereafter during the Suite 102 Term, Tenant shall pay Base Rent for Suite 102 in an amount equal to $28,343.25 per month.  (For purposes of this Section 9.1, the reference to “Additional Premises Rent Commencement Date” shall mean the date that is the Additional Premises Rent Commencement Date as to the entirety of the Additional Premises (if the Additional Premises is delivered all at once) or the Additional Premises Rent Commencement Date applicable to the last increment of the Additional Premises (if the Additional Premises is delivered in increments).

9.1.2                     Suite 102 Term.  The “Suite 102 Term” shall mean the period commencing on the Substitution Date and ending on the Additional Premises Rent Commencement Date; however, the Suite 102 Term shall continue thereafter on a month-to- month basis until terminated by either party upon at least fourteen (14) days prior written notice.  Upon the expiration or earlier termination of the Suite 102 Term, Tenant shall surrender Suite 102 to Landlord in the same condition and configuration as delivered by Landlord, subject to reasonable wear and tear, vacant and broom clean, with all trade fixtures, furniture, office equipment, and other equipment and personal property removed therefrom.

9.1.3                     Relocation Payment.  In consideration of Tenant’s agreement to relocate from the 1st Floor Premises to Suite 102, Landlord shall either (i) pay Tenant an amount equal to $5,000.00, which payment shall be made by Landlord within fifteen (15) days after the Substitution Date, or (ii) provide Tenant with a credit against Base Rent equal to $5,000.00.

9.2                               Surrender of 1st Floor Premises.  On or before the date that is three (3) business days after the Additional Premises Commencement Date (the “Tenant Vacate Date”), Tenant shall vacate the 1st Floor Premises and surrender the same to Landlord pursuant to the Lease.  The 1st Floor Premises shall be surrendered to Landlord in the condition as when Tenant took possession, vacant and broom clean, with all trade fixtures, furniture, office equipment, and other equipment and personal property removed therefrom.  Tenant acknowledges that time is of the essence with respect to Tenant’s obligation to surrender the 1st Floor Premises to Landlord on or prior to the Tenant Vacate Date in the condition required above.  Tenant’s failure to timely so surrender the 1st Floor Premises shall constitute a holdover of the 1st Floor Premises without Landlord’s consent for purposes of the Lease (and Tenant’s obligation to pay Base Rent and Tenant’s Share of Building Direct Expenses with respect thereto pursuant to the Lease shall continue during such holdover period).  In addition, if the 1st Floor Premises shall not have been surrendered to Landlord in the condition required above, Landlord may, at its

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option and at Tenant’s expense, perform any or all work as shall be required to put the 1st Floor Premises in the condition required above (the “Restoration Work”).  Landlord’s costs of the Restoration Work shall be reimbursed by Tenant within ten (10) days after Landlord’s written demand, and Tenant’s failure to make such reimbursement after lapse of the applicable cure period shall constitute a Default under Section 19.1.1 of the Lease.  The later of the Substitution Date or the date on which Tenant shall surrender the 1st Floor Premises to Landlord in the condition required by this Section 9.2 (or, if applicable, such later date as Landlord shall complete the Restoration Work) is referred to herein as the “Surrender Date.” Effective as of the Surrender Date, the 1st Floor Premises shall be deemed deleted from the Lease and Tenant shall be released from its future obligations thereafter arising under the Lease with respect to the 1st Floor Premises.  Notwithstanding the foregoing, however, Tenant shall remain liable for its obligations with regard to the 1st Floor Premises that arise prior to or which are allocable to the period prior to the Surrender Date, and Tenant’s indemnification obligations under the Lease shall survive the deletion of the 1st Floor Premises from the Lease with regard to any events which occur prior to the Surrender Date.

10.                               Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent other than Cushman & Wakefield and CBRE, Inc., collectively on behalf of Landlord, and Jones Lang LaSalle, on behalf of Tenant (collectively, the “Brokers”) in connection with the negotiation of this Amendment and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent (other than the Brokers) occurring by, through, or under the indemnifying party.  The terms of this Section 10 shall survive the expiration or earlier termination of the Lease, as amended.

11.                               Organization and Authority.  Tenant hereby covenants, represents and warrants that (a) Tenant is duly organized, in good standing and qualified to do business under the laws of the state of its formation and, if different, is qualified to do business in the State of California and has all necessary powers to enter into and perform its obligations under the Lease, as amended, (b) this Amendment has been duly and effectively authorized by all necessary action required under Tenant’s organizational documents, and (c) this Amendment has been duly executed and delivered on behalf of Tenant, and is a valid and binding agreement of Tenant.

12.                               Counterparts.  This Amendment may be executed in any number of original counterparts.  Any such counterpart, when executed, shall constitute an original of this Amendment, and all such counterparts together shall constitute one and the same Amendment.

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13.                               California Accessibility Disclosure.  For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, the Building, the Existing Premises and the Additional Premises have not undergone inspection by a Certified Access Specialist (CASp).  As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state Jaw.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the Jessee or tenant, if requested by the Jessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp approved in advance by Landlord; and (b) pursuant to Article 24 of the Original Lease, Tenant, at its cost, is responsible for making any repairs within the Existing Premises and the Additional Premises to correct violations of construction-related accessibility standards disclosed by a CASp inspection requested by Tenant; and, if anything done by or for Tenant in its use or occupancy of the Existing Premises and/or the Additional Premises shall require repairs to the Building (outside the Existing Premises and/or the Additional Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord’s option, either perform such repairs at Tenant’s sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.

14.                               Rent from Real Property.  Tenant and Landlord intend that all amounts payable by Tenant to Landlord shall qualify as “rents from real property,” and will otherwise not constitute “unrelated business taxable income” or “impermissible tenant services income,” all within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S.  Department of Treasury Regulations promulgated thereunder (the “Regulations”).  In the event that Landlord reasonably determines that there is any risk that any amount payable under the Lease, as amended hereby, shall not qualify as “rents from real property” or will otherwise constitute unrelated business taxable income or impermissible tenant services income within the meaning of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (a) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all amounts payable under the Lease, as amended hereby, as “rents from real property” and (b) to permit (and, upon request, to acknowledge in writing) an assignment of certain services under the Lease, as amended hereby, and, upon request, to enter into direct agreements with the parties furnishing such services.  Notwithstanding the foregoing, Tenant shall not be required to take any action pursuant to the preceding sentence

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(including acknowledging in writing an assignment of services pursuant thereto) if such action would result in (i) Tenant’s incurring more than de minimis additional liability under the Lease, as amended hereby, or (ii) more than a de minimis negative change in the quality or level of Building operations or services rendered to Tenant under the Lease, as amended hereby.  For the avoidance of doubt, (A) if Tenant does not acknowledge in writing an assignment as described in clause (ii) above (it being agreed that Tenant shall not unreasonably withhold, condition or delay such acknowledgment so long as the criteria in clauses (i) and (ii) are satisfied), then Landlord shall not be released from liability under the Lease, as amended hereby, with respect to the services so assigned; and (B) nothing in this Section shall limit or otherwise affect Landlord’s ability to assign its entire interest in the Lease, as amended hereby, to any party as part of a conveyance of Landlord’s ownership interest in the Building.

15.                               Ratification and Confirmation.  Except as set forth in this Amendment, all of the terms and provisions of the Lease are hereby ratified and confirmed and shall remain unmodified and in full force and effect, and the provisions of Section 8.6 of the Original Lease (Tenant’s Security System) shall apply to the Additional Premises.  In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

[signatures appear on the following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD:		TENANT:

SPF MATHILDA, LLC,		CROWDSTRIKE, INC.,
a Delaware limited liability company		a Delaware corporation

By	/s/ Lauren B. Graham	By	/s/ Michael Forman
Name	Lauren B. Graham	Name	Michael Forman
Title	Executive Director	Title	Controller

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EXHIBIT A-1

Additional Premises

[See Attached]

EXHIBIT A-2

Suite 102

[See Attached]

EXHIBIT B

Work Letter

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Additional Premises.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Additional Premises, in sequence, as such issues will arise during the actual construction of the Additional Premises.  All references in this Tenant Work Letter to Sections of “this Work Letter” shall mean the relevant portion of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE ADDITIONAL PREMISES

Tenant acknowledges that Tenant has thoroughly examined the Additional Premises.  Except as expressly set forth in Section 2 of the Amendment, Tenant shall accept the Additional Premises from Landlord in their presently existing, “as-is” condition as of the date of this Lease, except as otherwise expressly provided in the Amendment.

SECTION 2

TENANT IMPROVEMENTS

2.1                               Third Amendment Allowance.  Tenant shall be entitled to a one-time tenant improvement allowance in an amount equal to $462,240.00 (i.e., $40.00 per rentable square foot of the Additional Premises (the “Third Amendment Allowance”) for the costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed to the Additional Premises (the “Tenant Improvements”).  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Third Amendment Allowance.  All Tenant Improvements for which the Third Amendment Allowance has been utilized shall be deemed Landlord’s property under the terms of the Lease, as amended hereby.  In the event that Tenant shall fail to use the entire Third Amendment Allowance within one (1) year following the Additional Premises Rent Commencement Date, such unused amounts shall be the sole property of Landlord and Tenant shall have no claim to any such unused amounts.

2.2                               Disbursement of the Third Amendment Allowance.

2.2.1                       Third Amendment Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Third Amendment Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Third Amendment Allowance Items”):

2.2.1.1           Payment of the fees of the “Architect/Space Planner” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Documents,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2           The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3           The cost of construction of the Tenant Improvements, including, without limitation, demolition, testing and inspection costs, trash removal costs, parking fees, after-hours utilities usage, Tenant’s construction management and contractors’ fees and general conditions;

2.2.1.4           The cost of any changes anywhere in the base building or the floor of the Building on which the Premises is located, when such changes are required by the Construction Documents (including if such changes are due to the fact that such work is prepared on an unoccupied basis) or to comply with applicable governmental regulations or building codes (collectively, the “Code”), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5           The cost of any changes to the Construction Documents or Tenant Improvements required by Code;

2.2.1.6           Sales and use taxes and Title 24 fees;

2.2.1.7           the “Landlord Coordination Fee,” as that term is defined in Section 4.2.6 of this Tenant Work Letter; and

2.2.1.8           All other costs approved by or expended by Tenant in connection with the construction of the Tenant Improvements.

2.2.2                       Disbursement of Third Amendment Allowance.  During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Third Amendment Allowance for Third Amendment Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1           Monthly Disbursements.  On or before the twentieth (20th) day of each calendar month during the construction of the Tenant Improvements (the “Submittal Date”) (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Additional Premises; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the

Additional Premises (if such invoice is for the Contractor, the Contractor will need to provide an application and certificate for payment [AIA form 0702-1992 or equivalent] signed by the Architect/Space Planner, and a breakdown sheet [AJA form 0703-1992 or equivalent]); (iii) an original letter from the Tenant approving such invoices and requesting payment from the Third Amendment Allowance; (iv) executed mechanic’s lien releases, which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord or Tenant, from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (v) all other information reasonably requested by Landlord.  Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request.  On or before the date occurring thirty (30) days after the Submittal Date, and assuming Landlord receives all of the information described in items (i) through (v), above, and subject to Tenant first disbursing any portion of the Over-Allowance Amount (as defined below) in accordance with Section 4.2.1, Landlord shall deliver a check to Tenant made to Tenant’s Agent (or to Tenant if such invoices were previously paid by the Tenant) in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions shall be known as the “Final TI Allowance Reimbursement”), and (B) the balance of any remaining available portion of the Third Amendment Allowance (not including the Final TI Allowance Reimbursement), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Construction Documents”, as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason as provided in the Lease, as amended hereby.  Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2           Final TI Allowance Reimbursement.  Subject to the provisions of this Tenant Work Letter, a check for the Final TI Allowance Reimbursement payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Additional Premises, provided that (i) Tenant delivers to Landlord (a) properly executed, unconditional final mechanic’s lien releases from all of Tenant’s Agents, showing the amounts paid, in compliance with California Civil Code Sections 8132, 8134, 8136 and 8138, (b) Contractor’s last application and certificate for payment (AIA form 0702 1992 or equivalent) signed by the Architect/Space Planner, (c) a breakdown sheet (AIA form 0703 1992 or equivalent), (d) original stamped building permit plans, (e) copy of the building permit, (f) original stamped building permit inspection card with all final sign-offs, (g) full size bond copies and a CD R disk containing electronic files of the “as built” drawings of the Tenant Improvements in both “dwg” and “pdf’“ formats, from the Architect/Space Planner for architectural drawings, and from the Contractor for all other trades, (h) air balance reports, (i) excess energy use calculations, (j) one year warranty letters from Tenant’s Agents, (k) manufacturer’s warranties and operating instructions, (l) final punchlist completed and signed off by Tenant and the Architect/Space Planner, (m) letters of compliance from the Engineers stating that the Engineers have inspected the Tenant Improvements and that they complies with the Engineers’ drawings and specifications, (n) a copy of the recorded Notice of Completion, and (o) a final list of all contractors/vendors/consultants retained by Tenant in connection with the Tenant Improvements and any other improvements in the Additional Premises pursuant to this Tenant Work Letter, including, but not limited to, the Contractor, other contractors, subcontractors and the remaining Tenant’s Agents, the Architect/Space Planner, the Engineers, systems furniture vendors/ installers, data/telephone cabling/equipment vendors/installers, etc., which final list shall set forth the full legal name, address, contact name (with telephone/fax/e mail addresses) and the total price paid by Tenant for goods and services to each of such contractors/vendors/consultants (collectively, the “Final Close Out Package”), and (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building.

2.3                               Construction Rules, Requirements, Specifications, Design Criteria and Building Standards.  Upon Tenant’s request, Landlord shall deliver to Tenant Landlord’s construction rules, regulation, requirements and procedures, and specifications, design criteria and Building standards with which Tenant, the “Architect/Space Planner,” as that term is defined below, and all Tenant’s Agents must comply in designing and constructing the Tenant Improvements in the Additional Premises (the “Construction Rules, Requirements, Specifications, Design Criteria and Building Standards”).

SECTION 3

CONSTRUCTION DOCUMENTS

3.1                               Selection of Architect/Space Planner/Construction Documents.  Tenant shall retain a licensed, competent, reputable architect/space planner experienced in high-rise office space design selected by Tenant and reasonably approved by Landlord (the “Architect/Space Planner”) to prepare the Construction Documents.  Tenant shall retain Landlord’s engineering consultants (the “Engineers”) to prepare all plans and engineering Construction Documents relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Additional Premises.  The plans and drawings to be prepared by Architect/Space Planner and the Engineers hereunder shall be known collectively as the “Construction Documents.” All Construction Documents shall comply with Landlord’s drawing format and specifications.  Landlord’s review of the Construction Documents as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Documents are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Documents, and Tenant’s waiver and indemnity set forth in Section 10.1 of the Original Lease shall specifically apply to the Construction Documents.  Furthermore, Tenant and Architect/Space Planner shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect/Space Planner shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.

3.2                               Final Space Plan.  Tenant shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Additional Premises before any architectural Construction Documents or engineering drawings have been commenced.  The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein.  Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan.  Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Additional Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

3.3                               Final Construction Documents.  After the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect/Space Planner and the Engineers to complete the architectural and engineering drawings for the Additional Premises, and Architect/Space Planner shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing Construction Documents in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Construction Documents”) and shall submit the same to Landlord for Landlord’s approval.  Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Construction Documents.  Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Construction Documents for the Additional Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall immediately revise the Final Construction Documents in accordance with such review and any disapproval of Landlord in connection therewith.

3.4                               Approved Construction Documents.  The Final Construction Documents shall be approved by Landlord (the “Approved Construction Documents”) prior to the commencement of construction of the Additional Premises by Tenant.  After approval by Landlord of the Final Construction Documents Tenant shall cause the Architect/Space Planner to submit the Approved Construction Documents to the appropriate municipal authorities for all architectural and structural permits (the “Permits”), provided that (a) the Architect/Space Planner shall provide Landlord with a copy of the package that it intends to submit prior to such submission, and (b) if there are Base Building modifications required to obtain the Permits, then Tenant shall obtain Landlord’s prior written consent to any such Base Building modifications.  Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Additional Premises) for the Additional Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in performing ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Additional Premises).  No changes, modifications or alterations in the Approved Construction Documents may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

3.5                               Restoration Obligations for Tenant Improvements.  Concurrently with Landlord’s approval of the Final Space Plan, Landlord shall notify Tenant which portions of the Tenant Improvements, if any, that must be removed from the Additional Premises by Tenant, at Tenant’s sole cost and expense, upon the expiration or earlier termination of the Lease Term.  Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Additional Premises or the Project caused by Tenant’s removal of any such portions of the Tenant Improvements or by the closing of any slab penetrations, and upon Default thereof, Tenant shall reimburse Landlord for Landlord’s reasonable cost of repairing and restoring such damage.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1                               Tenant’s Selection of Contractors.

4.1.1                       The Contractor.  Tenant shall retain a licensed general contractor selected by Tenant and reasonably approved by Landlord (the “Contractor”), as contractor for the construction of the Tenant Improvements, which Contractor shall be a qualified, reputable, general contractor experienced in class A, mid-rise office building tenant improvement construction in Sunnyvale, California, or other comparable cities in the San Francisco Bay Area.

4.1.2                       Tenant’s Agents.  The Architect/Space Planner, Engineers, consultants, Contractor, other contractors, vendors, subcontractors, laborers, and material suppliers retained and/or used by Tenant shall be known collectively as the “Tenant’s Agents.” For the following trades, only those contractors, subcontractors, laborers, and material suppliers listed in the Construction Rules, Requirements, Specifications, Design Criteria and Building Standards may be selected by Tenant: Asbestos, Cable Television, Electrical, Elevators, Fire Sprinklers, Fire / Life Safety, HVAC, HVAC Air Balance, Plumbing, Roofing (as listed for each building comprising the Project), and Waste.  The Electrical, Fire Sprinklers, Fire / Life Safety, HVAC and Plumbing must be engineered by, and any structural engineering must be conducted by, an engineer or engineers approved by Landlord.

4.2                               Construction of Tenant Improvements by Tenant’s Agents.

4.2.1                       Construction Contract; Cost Budget.  Prior to execution of a construction contract, Tenant shall submit a copy of the proposed contract with the Contractor for the construction of the Tenant Improvements, including the general conditions with Contractor (the “Contract”) to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Following execution of the Contract and prior to commencement of construction, Tenant shall provide Landlord with a fully executed copy of the Contract for Landlord’s records.  Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids and proposals for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, for all of Tenant’s Agents, of the final estimated costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (the “Construction Budget”), which costs shall include, but not be limited to, the costs of the Architect’s and Engineers’ fees and the Landlord Coordination Fee.  The amount, if any, by which the total costs set forth in the Construction Budget exceed the amount of the Third Amendment Allowance is referred to herein as the “Over Allowance Amount”.

In the event that an Over-Allowance Amount exists, then prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount equal to the Over-Allowance Amount.  The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Third Amendment Allowance, and such disbursement shall be pursuant to the same procedure as the Third Amendment Allowance.  In the event that, after the total costs set forth in the Construction Budget have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs for such design and construction in excess of the total costs set forth in the Construction Budget shall be added to the Over-Allowance Amount and the total costs set forth in the Construction Budget, and such additional costs shall be paid by Tenant to Landlord within fifteen (15) days after Landlord’s request as an addition to the Over-Allowance Amount or at Landlord’s option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in items (i), (ii), (iii) and (iv) of Section 2.2.2.1 of this Tenant Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs.  All Tenant Improvements paid for by the Over-Allowance Amount shall be deemed Landlord’s property under the terms of the Lease, as amended hereby.

4.2.2                       Tenant’s Agents.

4.2.2.1           Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work.  Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Construction Documents; (ii) Tenant and Tenant’s Agents shall not, in any way, materially interfere with, obstruct, or delay, the work of Landlord’s base building contractor and subcontractors with respect to the Base Building or any other work in the Building; (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord with respect to the use of parking, freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements and Tenant shall promptly execute all documents including, but not limited to, Landlord’s standard contractor’s rules and regulations, as Landlord may deem reasonably necessary to evidence or confirm Tenant’s agreement to so abide.

4.2.2.2           Indemnity.  Tenant’s indemnity of Landlord as set forth in Section 10.1 of the Original Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.  Such indemnity by Tenant, as set forth in Section 10.1 of the Original Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Additional Premises).

4.2.2.3           Requirements of Tenant’s Agents.  Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any material defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4           Insurance Requirements.

4.2.2.4.1 General Coverages.  All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 10 of the Original Lease, and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors.

4.2.2.4.2 Special Coverages.  Tenant or Contractor shall carry “Builder’s All Risk” insurance in an amount approved by Landlord, which shall in no event be less than the amount actually carried by Tenant or Contractor, covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article 10 of the Original Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.

4.2.2.4.3 General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense.  Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant and which shall name Landlord, and any other party that Landlord so specifies, as additional insured as to the full limits required hereunder for such entire ten (10) year period.  All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.  Landlord may, in its discretion, as provided in Section 8.3 of the Original Lease, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

4.2.3                     Governmental Compliance.  The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4                     Inspection by Landlord.  Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same.  Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5                     Meetings.  Commencing upon the execution of this Lease, Tenant shall hold regular meetings with the Architect/Space Planner and the Contractor regarding the progress of the preparation of Construction Documents and the construction of the Tenant Improvements, which meetings shall be held at the office of the Project, at a time mutually agreed upon by Landlord and Tenant, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings.  In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.  One such meeting each month shall include the review of Contractor’s current request for payment.

4.2.6                     Landlord Coordination Fee.  Tenant shall pay a construction supervision and management fee (the “Landlord Coordination Fee”) to Landlord in an amount equal to three percent (3%) of the hard and soft costs of the Tenant Improvements.

4.3                                 Notice of Completion.  Within five (5) days after the final completion of construction of the Tenant Improvements, including, without limitation, the completion of any punch list items, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Santa Clara in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.  At the conclusion of construction and prior to Landlord’s payment of the Final TI Allowance Reimbursement, (i) Tenant shall cause the

Contractor and the Architect/Space Planner (A) to update the Approved Construction Documents through annotated changes, as necessary, to reflect all changes made to the Approved Construction Documents during the course of construction, (B) to certify to the best of the Architect/Space Planner’s and Contractor’s knowledge that such updated Approved Construction Documents are true and correct, which certification shall survive the expiration or termination of the Lease, as hereby amended, and (ii) Tenant shall deliver to Landlord the Final Close Out Package.  Landlord shall, at Tenant’s expense, update Landlord’s “as-built” master plans, for the floor(s) on which the Additional Premises are located, if any, including updated vellums and electronic CAD files, all of which may be modified by Landlord from time to time, and the current version of which shall be made available to Tenant upon Tenant’s request.

SECTIONS

MISCELLANEOUS

5.1                               Tenant’s Representative.  Tenant has designated Robin Cline (robin.cline@crowdstrike.com) as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2                               Landlord’s Representative.  Landlord has designated Josephine Chan as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3                               Time of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references in this Tenant Work Letter to a “number of days” shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4                               Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in this Lease, if a Default as described in Section 19.1 of the Original Lease or under this Tenant Work Letter has occurred at any time on or before the substantial completion of the Additional Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Third Amendment Allowance and/or Landlord may cause Contractor to cease the construction of the Additional Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Additional Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such Default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Additional Premises caused by such inaction by Landlord).

EXHIBIT C

Suite 202 Offer Space